                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  by and among

                         INTERFACE FABRICS GROUP, INC.,

                              CMI INDUSTRIES, INC.,

                                       and

                              CHATHAM FABRICS, LLC




                             DATED AS OF MAY 1, 2000

                                TABLE OF CONTENTS

                                                                                                        Page
ARTICLE 1 PURCHASE AND SALE OF ASSETS....................................................................1
         1.1 Purchase and Sale of Assets.................................................................1
         1.2 Excluded Assets.............................................................................4

ARTICLE 2 ASSUMPTION OF LIABILITIES......................................................................5
         2.1 Assumption..................................................................................5
         2.2 Excluded Liabilities........................................................................6

ARTICLE 3 AMOUNT AND PAYMENT OF PURCHASE PRICE..........................................................10
         3.1 Calculation of Purchase Price..............................................................10
         3.2 Payment of Purchase Price..................................................................10
         3.3 Adjustment to Purchase Price...............................................................10
         3.4 Transfer Expenses..........................................................................12
         3.5 Allocation of Purchase Price...............................................................12

ARTICLE 4 PROCEDURE FOR CLOSING.........................................................................13
         4.1 Time and Place of Closing..................................................................13
         4.2 Transactions at the Closing................................................................13
         4.3 Conveyance of Title to Real Property.......................................................16
         4.4 Survey and Inspection of Property..........................................................18
         4.5 Certain Consents...........................................................................19
         4.6 Eminent Domain.............................................................................19
         4.7 Further Assurances.........................................................................20

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLERS.....................................................20
         5.1 Organization and Qualification.............................................................20
         5.2 Power and Authority........................................................................20
         5.3 Due Authorization; Validity; Enforceability................................................21
         5.4 No Violation or Consent....................................................................21
         5.5 Subsidiaries; Joint Ventures...............................................................21
         5.6 Financial Statements.......................................................................21
         5.7 Inventories................................................................................22
         5.8 Accounts Receivable........................................................................23
         5.9 Personal Property..........................................................................23
         5.10 Real Property; Leased Real Property.......................................................23
         5.11 Contracts.................................................................................25
         5.12 Intellectual Property.....................................................................27
         5.13 Insurance.................................................................................28
         5.14 Environmental Matters and OSHA............................................................28
         5.15 Litigation................................................................................30
         5.16 Absence of Changes........................................................................30
         5.17 Brokers and Finders.......................................................................30
         5.18 Labor Matters.............................................................................30
         5.19 Approvals; Permits; Licenses..............................................................31


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
         5.20 Taxes.....................................................................................31
         5.21 Employee Benefit Plans....................................................................32
         5.22 Compliance with Laws......................................................................34
         5.23 Governmental Approval and Consents........................................................34
         5.24 Customer Relations........................................................................34
         5.25 Correctness of Representations............................................................34
         5.26 Definition of "Knowledge".................................................................35

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................................35
         6.1 Organization and Qualification.............................................................35
         6.2 Power and Authority........................................................................35
         6.3 No Violation or Consent....................................................................35
         6.4 Litigation.................................................................................36
         6.5 Correctness of Representations.............................................................36
         6.6 Brokers and Finders........................................................................36
         6.7 Governmental Approval and Consents.........................................................36

ARTICLE 7 INTENTIONALLY DELETED.........................................................................36

ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER..............................................36
         8.1 Representations and Warranties.............................................................36
         8.2 Compliance by Sellers......................................................................37
         8.3 No Injunction; Etc.........................................................................37
         8.4 No Adverse Change..........................................................................37
         8.5 Operation in the Ordinary Course...........................................................37
         8.6 Consents; Authorizations; Approval of Legal Matters........................................37
         8.7 Title Commitments; Satisfaction of Title Objections and Release of Certain Liens...........37
         8.8 Closing Deliveries.........................................................................38
         8.9 Condition of Acquired Assets...............................................................38

ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS................................................38
         9.1 Representations and Warranties.............................................................38
         9.2 Compliance by Purchaser....................................................................39
         9.3 No Injunction; Etc.........................................................................39
         9.4 Closing Deliveries.........................................................................39
         9.5 Major Equipment Lease Releases.............................................................39

ARTICLE 10 MUTUAL COVENANTS.............................................................................39
         10.1 Governmental Filings......................................................................39
         10.2 Conditions Precedent......................................................................39
         10.3 Further Mutual Covenants..................................................................39
         10.4 Prorations................................................................................40

ARTICLE 11 POST CLOSING MATTERS.........................................................................41
         11.1 Access to Log Cabin.......................................................................41
         11.2 Employment of Employees...................................................................42


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
         11.3 Sellers' Employee Benefit Plans...........................................................42
         11.4 Employee Files............................................................................43
         11.5 Non-Solicitation..........................................................................43
         11.6 Covenant Not to Compete...................................................................43
         11.7 Discharge of Furniture Business and Related Obligations...................................43
         11.8 Maintenance of Books and Records..........................................................44
         11.9 Payments Received.........................................................................44
         11.10 UCC Matters..............................................................................44
         11.11 Cooperation..............................................................................45
         11.12 Insurance................................................................................45
         11.13 Payment of Incentive Contracts...........................................................45
         11.14 Operation and Conveyance of Waste Water Treatment Facility...............................45
         11.15 Environmental Fines......................................................................47
         11.16 Removal of Excluded Assets...............................................................48
         11.17 Reimbursement of Accrued Wages...........................................................48
         11.18 Demolition of Warehouses; Early Termination Payment......................................48

ARTICLE 12 CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS........................................................48
         12.1 Confidentiality...........................................................................48
         12.2 Public Announcements......................................................................49

ARTICLE 13 TERMINATION..................................................................................49
         13.1 Termination...............................................................................49
         13.2 Effect of Termination.....................................................................50

ARTICLE 14 INDEMNIFICATION..............................................................................50
         14.1 Agreement of Sellers to Indemnify.........................................................50
         14.2 Agreement of Purchaser to Indemnify Sellers...............................................52
         14.3 Procedures for Indemnification............................................................52
         14.4 Third Party Claims........................................................................53
         14.5 Time Limitations..........................................................................54
         14.6 Limitations as to Amount..................................................................55
         14.7 Tax Effect and Insurance..................................................................56
         14.8 Subrogation...............................................................................56
         14.9 Interest..................................................................................56
         14.10 Exclusions from Limitations..............................................................56
         14.11 Limitations with Respect to Environmental Conditions; Release............................57
         14.12 Remedies Exclusive.......................................................................58

ARTICLE 15 GENERAL PROVISIONS...........................................................................59
         15.1 Arbitration...............................................................................59
         15.2 Investigation.............................................................................60
         15.3 Fees and Expenses.........................................................................60
         15.4 Notices...................................................................................60
         15.5 Assignment; Binding Effect................................................................62
         15.6 No Benefit to Others......................................................................62
         15.7 Headings, Gender, and "Person"............................................................62


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
         15.8 Counterparts..............................................................................62
         15.9 Integration of Agreement..................................................................62
         15.10 Time of Essence..........................................................................62
         15.11 Governing Law............................................................................62
         15.12 Jurisdiction; Service of Process.........................................................62
         15.13 Partial Invalidity.......................................................................63
         15.14 Remedies Cumulative; Specific Performance................................................63


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

                                TABLE OF EXHIBITS

Exhibit A         Sellers Opinion
Exhibit B         Assignment and Assumption Agreement
Exhibit C         Form of Affidavit of Title
Exhibit D         Bill of Sale
Exhibit E         Assignment of Trademarks
Exhibit F         Assignment of Patents
Exhibit G         Purchaser Opinion
Exhibit H         Lease Agreement Regarding Log Cabin
Exhibit I         License Agreement
Exhibit J         Interface/CMI Fabric Supply Agreement
Exhibit K         Services Agreement
Exhibit L         Office Lease Agreement
Exhibit M         Copyright Assignment Agreements


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

                                    SCHEDULES

         Schedule 1.1(a)(i)         Real Property
         Schedule 1.1(a)(ii)        Leased Real Property
         Schedule 1.1(b)            Equipment
         Schedule 1.1(c)            Contracts
         Schedule 1.1(d)            Excluded Inventory
         Schedule 1.1(e)            Vehicles
         Schedule 1.1(g)            Intellectual Property
         Schedule 1.1(i)            Scheduled Permits
         Schedule 1.1(l)            Liens, Encumbrances and Related Matters
         Schedule 1.2(b)            Specifically Excluded Assets
         Schedule 2.1(b)            Trade Payables and Expense Accruals
         Schedule 2.2(q)            Specific Inter-company Payables
         Schedule 3.3(b)            GAAP Procedures
         Schedule 3.5               Allocation of Purchase Price
         Schedule 4.5               Consents to Assignment
         Schedule 5.1.1             Jurisdictions Where Sellers Qualified
         Schedule 5.6.1             Financial Statements
         Schedule 5.6.2             Unreserved Liabilities
         Schedule 5.7.1             Title to Inventory
         Schedule 5.7.2             Excessive Purchase Commitments
         Schedule 5.9.1             Leased Personal Property Consents Required
         Schedule 5.9.2             Excluded Assets Material to Operation
         Schedule 5.9.3             Acquired Assets not in Good Operating Condition
         Schedule 5.10.1            Real Property Legal Descriptions; Tax Parcel Identification
         Schedule 5.10.2            Leased Real Property Liens
         Schedule 5.10.3            Operational Permits not Obtained
         Schedule 5.11.1            Contracts
         Schedule 5.11.2            Commitments for Capital Expenditures
         Schedule 5.11.3            Pending or Threatened Contract Terminations
         Schedule 5.13              Insurance Policies
         Schedule 5.14.1            Environmental Matters
         Schedule 5.14.2            Environmental Permits and Licenses
         Schedule 5.14.3            Employee Health and Safety Matters
         Schedule 5.15              Litigation Matters
         Schedule 5.16              Certain Changes
         Schedule 5.17              Brokers and Finders
         Schedule 5.18.1            All Furniture Business Employees
         Schedule 5.18.2            Selected Employees
         Schedule 5.18.3            Employee Obligations
         Schedule 5.19              Approvals, Permits and Licenses
         Schedule 5.20.1            Federal and State Tax Returns Not Timely Filed;
                                    Tax Disputes; Tax Filing Extensions
         Schedule 5.20.2            Tax Bills for 1999


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
         Schedule 5.20.3            Audits; Tax Sharing Agreements
         Schedule 5.21              Employee Benefit Plans
         Schedule 5.24              Customer Relations
         Schedule 5.26              Persons Deemed to Have "Knowledge"
         Schedule 11.2.1            Employees Not Offered Employment
         Schedule 11.6              Territory
         Schedule 11.14.1           Facility Property
         Schedule 11.14.2           Improvements to Facility
         Schedule 11.16             Excluded Assets to be Removed
         Schedule 14.1              CMC Holdings Property Description


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

                        CROSS REFERENCES TO DEFINED TERMS

TERM                                                                  SECTION IN WHICH DEFINED
----                                                                  ------------------------

Accounts Receivable                                                        Section 1.1(f)
Acquired Asset(s)                                                          Section 1.1
Acquisition Documents                                                      Section 5.2
Adjustment Amount                                                          Section 3.3(c)
Agreement                                                                  Preamble
Approved Wastes                                                            Section 11.14
Assignment and Assumption Agreement                                        Section 4.2(a)(vi)
Assumed Liabilities                                                        Section 2.1
Audited Closing Date Working Capital Schedules                             Section 3.3(b)
Audited Statements                                                         Section 5.6
Automotive Adjustment                                                      Section 3.3(c)
Automotive Business                                                        Recital B
Automotive Inventory                                                       Section 1.1(d)
Automotive Payables                                                        Section 1.2(b)
Beneficiary                                                                Section 10.4(e)
Books and Records                                                          Section 1.1(h)
CERCLA                                                                     Section 2.2(k)(ii)
Chatham                                                                    Recital A
Chatham LLC                                                                Preamble
Chatham Sub                                                                Section 11.14(a)
Closing                                                                    Section 4.1
Closing Date                                                               Section 4.1
Closing Date Working Capital Schedules                                     Section 3.3(a)
CMI                                                                        Preamble
Contracts and Contracts                                                    Section 1.1(c)
Consumer Products Business                                                 Recital B
CRP                                                                        Section 5.10(a)
Demolition Project                                                         Section 11.18(a)
Divisional Change In Control Agreements                                    Section 2.1(d)
Current Material Customer                                                  Section 5.24
Effective Time                                                             Section 4.1
Employee Benefit Plan                                                      Section 5.21(a)
Employees                                                                  Section 5.21(a)
Employee Tort Claims                                                       Section 2.2(g)
ENSR Report                                                                Section 4.4(a)
Environmental Audit Report(s)                                              Section 4.4(c)
Environmental Conditions(s)                                                Section 2.2(k)(i)
Environmental Law(s)                                                       Section 2.2(k)(ii)


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

Environmental Liability                                                    Section 2.2(k)
Environmental Losses                                                       Section 14.6
Environmental Permits                                                      Section 5.14(b)
Environmental Threshold Amount                                             Section 14.6
Equipment                                                                  Section 1.1(b)
ERISA                                                                      Section 5.21(b)
Excluded Assets                                                            Section 1.2
Excluded Liabilities                                                       Section 2.2
Fabric Supply Agreement                                                    Section 4.2(a)(xx)
Facility                                                                   Section 11.14(a)
Fiber Wovens Building                                                      Section 11.18(a)
Financial Statements                                                       Section 5.6
Furniture Adjustment                                                       Section 3.3(c)
Furniture Business                                                         Recital A
GAAP                                                                       Section 3.3(a)
General Losses                                                             Section 14.6(b)
General Threshold Amount                                                   Section 14.6(b)
Hazardous Material(s)                                                      Section 2.2(k)(iii)
Hired Employee(s)                                                          Section 11.2
HSR Act                                                                    Section 3.2
HSR Filing Fee                                                             Section 3.2
Indemnification Claim                                                      Section 14.3(a)
Indemnitee                                                                 Section 14.3
Indemnitor                                                                 Section 14.3
Information                                                                Section 12.1
Intellectual Property                                                      Section 1.1(g)
Inventory                                                                  Section 1.1(d)
Knowledge                                                                  Section 5.26
Known Exceptions                                                           Section 4.3(b)
Lease Agreement                                                            Section 4.2(a)(xx)
Leased Real Property                                                       Section 1.1(a)
License Agreement                                                          Section 4.2(a)(xix)
Losses                                                                     Article 14
Major Equipment Leases                                                     Section 1.1(c)
Management Prepared Statements                                             Section 5.6
Material Adverse Effect                                                    Section 5.9(b)
Material Warranty and Bad Debt Claims                                      Section 2.2(f)
Medical Tail Cap                                                           Section 2.1(b)
Negotiation Period                                                         Section 14.3(c)
Office Lease Agreement                                                     Section 4.2(a)(xx)
Operation Period                                                           Section 11.14(b)
Party or Parties                                                           Preamble
Payor                                                                      Section 10.4(e)
Payee                                                                      Section 10.4(e)
PCBs                                                                       Section 2.2(k)(iii)


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
Permits                                                                    Section 1.1(i)
Permitted Encumbrances                                                     Section 1.1
Person                                                                     Section 15.7
Personal Property Taxes                                                    Section 10.4(b)(ii)
Post-Closing Improvements                                                  Section 11.14(b)
Post-Closing Improvement Costs                                             Section 11.14(b)
Prime Rate                                                                 Section 14.9
Product Liability Claims                                                   Section 2.2(g)
Prohibited Business                                                        Section 11.6
Proration Items                                                            Section 10.4(a)
Purchase Price                                                             Section 3.1
Purchaser                                                                  Preamble
Purchaser Indemnitees                                                      Section 14.1
Purchaser Opinion                                                          Section 4.2(b)(v)
Purchaser's Auditor                                                        Section 3.3(a)
Real Property                                                              Section 1.1(a)
Real Property Leases                                                       Section 5.10(b)
Real Property Taxes                                                        Section 10.4(b)(i)
Recipient                                                                  Section 10.4(e)
Remedial Action                                                            Section 2.2(k)(iv)
Resolving Accountants                                                      Section 3.3(e)
Seller and Sellers                                                         Preamble
Seller Indemnities                                                         Section 14.2
Sellers' Auditor                                                           Section 3.3(a)
Sellers' Maximum Amount                                                    Section 14.6
Sellers' Opinion                                                           Section 4.2(a)(v)
Sellers' Portion of Post-Closing Improvement Costs                         Section 11.14(b)
Services Agreement                                                         Section 4.2(a)(xx)
Surveys                                                                    Section 4.3(b)
Territory                                                                  Section 11.6
Title Commitments                                                          Section 8.7
Third Party Claims                                                         Section 14.4(a)
Third Party Operator                                                       Section 11.14(a)
Vehicles                                                                   Section 1.1(e)
Warranty and Bad Debt Reserves                                             Section 2.2(f)


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

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of May 1, 2000 by and among INTERFACE FABRICS GROUP, INC., a Delaware corporation ("Purchaser"), CMI INDUSTRIES, INC., a Delaware corporation ("CMI"), and CHATHAM FABRICS, LLC, a Delaware limited liability company ("Chatham LLC"); (Chatham LLC and CMI, each individually, a "Seller" and collectively, the "Sellers"). Purchaser, CMI and Chatham LLC are sometimes collectively referred to as the "Parties" and individually as a "Party."

         A. Sellers, through Chatham LLC and CMI's Chatham Manufacturing Division (collectively, "Chatham"), are engaged in the manufacture and marketing of fabrics and yarns for use in the furniture industry (the "Furniture Business").

         B. CMI (through Chatham) is also engaged in the manufacture and marketing of fabrics for use in the automotive industry ("Automotive Business") and products for sale to the retail, institutional and health care markets (the "Consumer Products Business").

         C. Subject to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, Sellers desire to sell and assign and Purchaser desires to purchase and assume substantially all of the assets and certain obligations of the Furniture Business and certain other assets of Chatham.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE 1
                           PURCHASE AND SALE OF ASSETS

         1.1. Purchase and Sale of Assets. Subject to SECTION 1.2 hereof, at the Closing (as hereinafter defined), on and subject to the terms and conditions of this Agreement, Sellers shall (or shall cause a subsidiary to, in which event the Sellers will remain fully liable under this Agreement) sell, assign, transfer, convey, and deliver to Purchaser or to a subsidiary or an affiliate of Purchaser designated in writing by Purchaser before the Closing (in which event the Purchaser will remain fully liable under this Agreement), and Purchaser shall purchase, acquire, and accept from Sellers, all of the right, title, and interest of Sellers in and to (i) the Furniture Business, (ii) all of the assets, properties, and rights of Sellers which exclusively constitute the Furniture Business, of every type and description, tangible and intangible, wherever located and whether or not reflected on the books of the Sellers (except as may be specifically excluded by this Agreement) and (iii) certain other assets and properties of Sellers specifically identified herein or on a schedule hereto, whether or not used in the Furniture Business, in each case free and clear of all liens, claims, charges, security interests, and encumbrances of any kind or nature other than Permitted Encumbrances (as hereinafter defined), including, without limitation, the following, as the same shall exist as of the Closing Date (as hereinafter defined):

                  (a) The real property identified on SCHEDULE 1.1(a)(i) and owned by Sellers, and all of the buildings, structures (surface and subsurface), fixtures, and improvements located thereon, together with all water and other utility lines, rights of way, uses, licenses, permits, approvals, easements, hereditaments, tenements, and appurtenances belonging or appertaining thereto and any and all assignable warranties of third parties with respect thereto (the "Real Property") and, by assignment of leases, all of the real estate leases identified on SCHEDULE 1.1(A)(II) (including, without limitation, any assignment of a real estate lease or sublease) to which either Seller is a party which are used in the Furniture Business, together with all of the buildings, fixtures and improvements, including construction in progress, and appurtenances thereto, located on the real property subject to such real estate leases, and any and all assignable warranties of third parties with respect thereto (the "Leased Real Property");

                  (b) (i) All manufacturing equipment, tools, computers, terminals, computer equipment and systems, furniture, office equipment, business machines, telephones and telephone systems (including parts, accessories, and the like, with respect to the foregoing), wherever located, used exclusively in the Furniture Business; (ii) certain other personal property and assets which are specifically identified on SCHEDULE 1.1(b); (iii) and any and all assignable warranties of third parties with respect to the foregoing (the "Equipment");

                  (c) All those contracts, leases, warranties, commitments, agreements, arrangements, guaranties of payment and/or performance of third parties for the benefit of the Acquired Assets or the Furniture Business, and purchase and sale orders, whether oral or written, identified on SCHEDULE 1.1(C) and with respect to open purchase and sale orders (which shall be deemed part of the disclosure under this SECTION 1.1(c)): (i) as previously delivered and certified to Purchaser by Sellers on March 17, 2000, and (ii) those purchase and sale orders entered into after March 17, 2000, in the ordinary course of business of and relating to the Furniture Business; together with the right to receive income and/or payments in respect of the foregoing on and after the Closing Date (individually, a "Contract" and collectively, the "Contracts"), which SCHEDULE 1.1(c) includes certain equipment leases designated thereon as the "Major Equipment Leases;"

                  (d) (i) All raw materials, work-in-progress, finished goods, goods held for resale, spare parts, waste materials, returnable containers, scrap, samples, promotional literature, supplies and earned rebates related thereto, wherever located relating exclusively to the Furniture Business; (ii) all raw materials and work-in-progress associated with automotive flatwoven fabrics (other than such inventory as set forth SCHEDULE 1.1(d)) located on the Real Property and the Leased Real Property and all earned rebates related thereto (the inventory referred to in this clause (ii) being referred to herein as the "Automotive Inventory"); and (iii) all spare parts, waste materials, scrap, samples, promotional literature, and supplies, located on the Real Property and the Leased Real Property (the inventory described in the foregoing clauses herein referred to as the "Inventory"), together with all rights of Sellers against suppliers of the Inventory, including, without limitation, Sellers' rights to receive refunds or rebates in connection with its purchase of such Inventory;


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

                  (e) All motor vehicles, trucks, forklifts, and other rolling stock identified on SCHEDULE 1.1(e), and any and all assignable warranties of third parties with respect thereto (the "Vehicles");

                  (f) All accounts receivable, including, without limitation, trade and miscellaneous accounts receivable (including accruals for earned rebates, either in cash credit or materials), related to the Furniture Business, and all accruals for earned rebates, either in cash credit or materials, related to the Automotive Inventory (the "Accounts Receivable");

                  (g) (i) As they relate exclusively to the Furniture Business: all patents, art work, labels, designs, specifications, designs-in-progress, formulations, know-how, prototypes, inventions, discoveries, trademarks, trade names, logos, trade styles, service marks, together with all goodwill associated therewith, and copyrights; all registrations and applications therefor, both registered and unregistered, foreign and domestic; all trade secrets, technology or processes; all computer software (including documentation and related object and, if applicable, source codes); and all confidential or proprietary information that are either owned by either Seller or as to which either Seller has rights as licensee; (ii) all art work, designs, designs-in-progress, trademarks, trade names, logos, trade styles, service marks, together with all goodwill associated therewith, and all registrations and applications therefor, both registered and unregistered, foreign and domestic in those items identified on SCHEDULE 1.1(g); and (iii) all royalties (or claims relating thereto) due and owing to the Sellers with regard to any of the foregoing intellectual property (the "Intellectual Property");

                  (h) As they relate exclusively to the Furniture Business, all existing data, databases, books, records (except those records in either Seller's corporate offices or at off-site storage facilities that are duplicates of the books and records of the Furniture Business), correspondence, business plans and projections, records of sales, customer and vendor lists, files, papers, all manuals and printed instructions of Sellers relating to the Acquired Assets (as hereinafter defined) and to the operation of the Furniture Business; and, a copy of the aforementioned types of items which relate to the Furniture Business but are not exclusive in nature to the Furniture Business. As they relate exclusively to the Furniture Business and to the extent permitted under applicable law or regulation, copies of employment applications, notices of transfer, notices of rate changes, historical personnel payroll and similar documents (and any summaries of such documents) regularly prepared by Sellers of each of the Hired Employees (as hereinafter defined), and to the extent a Hired Employee grants its employer permission to release, medical records, corrective action reports, and disciplinary reports in the possession of Sellers. The documents referred to in this SECTION 1.1(h) shall be collectively referred to in this Agreement as the "Books and Records";

                  (i) To the extent permitted under applicable law or regulation, (x) as they relate exclusively to the operation of the Furniture Business, all licenses, franchises, permits, certificates, consents and other governmental or quasi-governmental authorizations of Sellers; and (y) those licenses, franchises, permits, certificates, consents and other governmental or quasi-governmental authorizations identified on SCHEDULE 1.1(i) not exclusively related to the operation of the Furniture Business, including, without limitation the Title V Major Source Air Permit #1315T14 (collectively, the "Permits"); and

                  (j) With respect exclusively to either the Furniture Business or the Acquired Assets, but not with respect to any Excluded Liabilities: (i) all prepaid expenses and deposits, including, without limitation, all deposits on equipment purchases, security deposits, service contracts or arrangements, and utility deposits and all prepaid rental amounts; (ii) all causes of action, claims, and demands of Sellers, including, without limitation, rights to returned or repossessed goods and rights as an unpaid vendor, but excluding any cause of action relating to an Excluded Liability; and (iii) all other assets used exclusively in the Furniture Business by Sellers wherever located, tangible or intangible; provided, however, that the Acquired Assets shall not include, and Purchaser shall not acquire, any right, title, or interest of Sellers in or to the Excluded Assets (as hereinafter defined).

         All of the items described in this SECTION 1.1 to be purchased by Purchaser and which are not Excluded Assets are hereinafter collectively referred to as the "Acquired Assets." For purposes of this Agreement, "Permitted Encumbrances" shall mean (i) liens for taxes not yet due and payable (other than sales and use taxes arising from the sale of goods by Sellers (except for those amounts shown on the Closing Date Working Capital Schedule) and taxes arising out of the transactions contemplated by this Agreement); (ii) all instruments encumbering title to the Real Property recorded prior to April 11, 2000, in the real property records of the county in which the Real Property is located; (iii) the liens, encumbrances and matters listed on SCHEDULE 1.1(l); (iv) other monetary liens, claims, and encumbrances relating to the Acquired Assets that
(A) secure the Assumed Liabilities (as hereinafter defined) and (B) have been properly disclosed to Purchaser on an appropriate Schedule to this Agreement;
(v) nonmonetary liens, claims and encumbrances that do not materially affect the current use or current value of the Real Property; (vi) liens imposed by applicable law and incurred in the ordinary course of business for obligations not yet due and payable (which do not significantly differ from such liens normally imposed by law upon Sellers in the ordinary operation of its businesses) to lessors, carriers, warehousemen, laborers, materialmen and the like; (vii) applicable zoning and land use requirements; and (viii) any other matters approved as Permitted Encumbrances by Purchaser in writing prior to Closing or deemed approved as Permitted Encumbrances pursuant to SECTION 4.3 of this Agreement.

         1.2. Excluded Assets. Sellers shall not sell and Purchaser shall not purchase or acquire and the Acquired Assets shall not include:

                  (a) Any cash, cash equivalents, stock certificates, negotiable instruments and book overdrafts and outstanding checks (other than such negotiable instruments as are included in the Contracts);

                  (b) Any assets, properties, or rights of Sellers (i) used exclusively in the Automotive Business and/or the Consumer Products Business (other than the Automotive Inventory and those assets identified in Section 1.1(d)(iii) and on Schedules 1.1(a)(i), 1.1(a)(ii), 1.1(b), 1.1(c), 1.1(g), and
1.1(i)); (ii) in those assets identified on SCHEDULES 1.1(d) and 1.2(b);

and (iii) for the avoidance of doubt, any assets, properties or rights of Sellers not used in the Furniture Business, the Automotive Business or the Consumer Products Business, including, without limitation, all of the assets and properties located at the Sellers' facilities in New York, New York; Stuart, Virginia; Clarksville, Georgia; Greensboro, North Carolina; Clinton, South Carolina; Columbia, South Carolina and Geneva, Alabama (except furniture fabric which is being produced or processed in any of the foregoing facilities);

                  (c) The assets of any Employee Benefit Plan maintained by Sellers for the benefit of the employees of the Furniture Business or to which Sellers have made any contribution;

                  (d) The assets and properties used in the Furniture Business which have been disposed of since the date of this Agreement, provided such disposition has been made in accordance with the terms hereof;

                  (e) The stock of Chatham Real Property, Inc., or any of its assets (other than to the extent an asset is specifically included in the Acquired Assets) and the membership interests in Chatham LLC;

                  (f) Sellers' corporate and company franchise, stock and membership record books, corporate and company record books containing minutes of meetings of directors and stockholders or members, tax returns and records, books of account and ledgers, and such other records having to do with Sellers' organization or, stock capitalization and membership interests;

                  (g) Any rights which accrue or will accrue to Sellers under this Agreement;

                  (h) Any rights to any of Sellers' insurance policies, premiums, or proceeds from insurance coverages (except as provided in SECTIONS
8.9 and 11.9 hereof); and

                  (i) Any rights to any of Sellers' claims for any federal, state, local, or foreign tax refund or credits.

         The assets described in this SECTION 1.2 are hereinafter collectively referred to as the "Excluded Assets."


                                    ARTICLE 2
                            ASSUMPTION OF LIABILITIES

         2.1 Assumption. Subject to SECTION 2.2 hereof, as of the Effective Time, Purchaser shall assume responsibility for the performance and satisfaction of the following liabilities of Sellers (collectively, the "Assumed Liabilities"), but in each case (except as described in SECTION 2.1(c)) excluding any obligations or liabilities arising from or relating to any breach or violation of or any default under the leases, contracts and agreements underlying the Assumed Liabilities:

                  (a) All of the executory obligations and liabilities of Sellers arising from and after the Closing Date, pursuant to (i) the terms of the Real Property Leases identified in SCHEDULE 1.1(a)(ii) and (ii) the Contracts identified in SCHEDULE 1.1(c); provided, however, Purchaser shall not assume any liability or obligation arising from or relating to any breach or violation by Sellers of or default by Sellers under any provision of any Real Property Lease or Contract prior to the Effective Time; and

                  (b) (i) The trade payables of the Furniture Business as determined pursuant to the procedures set forth in SECTION 3.3(b) (which payables shall include those intercompany payables (not related to the Automotive Inventory) as set forth on SCHEDULE 2.2(q)); (ii) trade payables arising out of the purchase of the raw materials and the components of the work-in-process included in the Automotive Inventory (which payables shall include those intercompany payables related to the Automotive Inventory as set forth on SCHEDULE 2.2(q)) (the "Automotive Payables"); and (iii) the categories of expense accruals (which are not otherwise included in the trade payables referenced above) related to the Furniture Business identified on SCHEDULE 2.1(b) as determined pursuant to the procedures set forth in SECTION 3.3(b) (provided, however, the amount of the expense accrual related to sales and use taxes shall not exceed $5747), and, with respect to such accruals that are employee-related, only to the extent they pertain to the Hired Employees; provided, however, the aggregate amount of claims of Hired Employees assumed by Purchaser hereunder related to (x) incurred but not reported medical claims and unpaid medical claims occurring prior to the Effective Time and (y) the cost associated with any hospital confinement which commences prior to the Effective Time, shall not exceed $600,000 (the "Medical Tail Cap");

                  (c) Warranty claims and reserves for returns and charge-backs that (i) are on the Closing Date Working Capital Schedule or (ii) are not Excluded Liabilities as determined in accordance with SECTION 2.2(f); and

                  (d) The Divisional Change In Control Agreements dated October 11, 1999 between CMI and each of Derrill Rice and Jeff Irwin (the "Divisional Change In Control Agreements"), provided that Purchaser shall not assume a Divisional Change in Control Agreement unless Derrill Rice or Jeff Irwin, as appropriate, becomes a Hired Employee.

         2.2. Excluded Liabilities. Purchaser shall not assume or become liable for any obligations, commitments, or liabilities of Sellers, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Acquired Assets, except for the Assumed Liabilities (the obligations and liabilities of Sellers not assumed by Purchaser are hereinafter referred to as the "Excluded Liabilities"). Without limiting the generality of the preceding sentence, the Excluded Liabilities include all obligations and liabilities of Sellers not specifically described in SECTION 2.1 hereof, including, without limitation, the following:

                  (a) Except as assumed by Purchaser as provided in SECTION 2.1(b), (i) any liabilities arising out of any Employee Benefit Plan (as hereinafter defined) and (ii) any liability in excess of the Medical Tail Cap;

                  (b) Any losses, costs, expenses, damages, claims, demands and judgments of every kind and nature (including the defenses thereof and reasonable attorneys' and other professional fees) related to, arising out of, or in connection with Sellers' failure to comply with any applicable laws governing the bulk transfer of assets or any similar statute(s) as enacted in any jurisdiction, domestic or foreign, affecting title to the Acquired Assets except such liability as arises as a result of Purchaser's failure to pay Assumed Liabilities;

                  (c) Except as described in SECTION 2.1(b) or (c), any liability or obligation arising or accruing prior to the Effective Time under any Real Property Lease or Contract (other than the Major Equipment Leases) and any liability or obligation arising from or related to any breach or violation by Sellers of or default by Sellers under any provision of any Real Property Lease or Contract;

                  (d) Except to the extent otherwise assumed pursuant to SECTION 2.1, contracts, leases, warranties, commitments, agreements, arrangements, guaranties of payment and/or performance, and purchase and sale orders;

                  (e) Except to the extent otherwise assumed pursuant to SECTION 2.1, any liability of Sellers with respect to any claim or cause of action, regardless of when made or asserted, which arises out of or in connection with the operations of the Furniture Business by Sellers prior to the Effective Time;

                  (f) Warranty claims, charge-backs and returns that (i) relate to (x) defective products which are returned, or (y) defective products (as opposed to customer accommodations) to the extent agreed to by Sellers, which agreement shall not be unreasonably withheld or delayed; and (ii) in either such case are individually in excess of $10,000, but only to the extent that the excess of (A) the aggregate amount of such warranty claims, charge-backs and returns, over (B) the unutilized amount of the Warranty and Bad Debt Reserves on the Audited Closing Date Working Capital Schedule, is greater than $250,000 ("Material Warranty and Bad Debt Claims"). For purposes of this SECTION 2.2(f), "Warranty and Bad Debt Reserves" means those reserves related to the Furniture Business for warranty claims, chargebacks and returns as determined pursuant to
SCHEDULE 3.3(b) and (ii) reserves for bad debts, as determined pursuant to the procedures set forth on SCHEDULE 3.3(b) and consistent with past practices of the Sellers;

                  (g) All payments, obligations, actions or causes of action, assessments, claims, demands, judgments, losses, damages, liabilities, penalties, fines, forfeitures, costs and expenses, arising out of (i) injury to persons or property alleged to have been caused by products sold by the Sellers prior to the Effective Time ("Product Liability Claims") and (ii) injury to employees, the factual basis for which occurred prior to the Closing Date, including, without limitation, injuries arising from an Environmental Condition ("Employee Tort Claims");

                  (h) Any liabilities or obligations of Sellers relating to the Excluded Assets;

                  (i) Any liabilities or obligations relating to income taxes levied on Sellers relating to the transfer of the Acquired Assets;

                  (j) Except as assumed by Purchaser as provided in SECTION 2.1(b), (i) any claim, cause of action, liability or obligation, whether or not arising or occurring in the ordinary course of business (including, without limitation, performance, success, longevity/duration, year 2000 compliance, incentive and/or any other bonuses, salaries, vacation pay, sick pay, holiday pay, severance pay and other like obligations or payments), arising prior to or as a result of the Closing, or (ii) any claim, cause of action, liability or obligation arising upon or after the Closing under any change in control agreement, in either case to any present or former employee, agent, or independent contractor of Sellers, whether or not employed or retained by Purchaser after the Closing, except that Purchaser shall assume the Divisional Change In Control Agreements under the conditions described in SECTION 2.1(d) hereof;

                  (k) All payments, obligations, actions or causes of action, claims, demands, judgments, assessments, losses, damages, liabilities, penalties, fines, forfeitures, costs and expenses of every kind and nature (including the defenses thereof and reasonable attorneys' and other professional fees) related to, arising out of, or in connection with any Environmental Condition existing or occurring as of or prior to the Effective Time ("Environmental Liability"). As used in this Agreement, the following definitions shall apply:

                           (i) "Environmental Condition" shall mean (x) the
presence, generation, discharge, emission, release, spill, dumping, leak, burial, placement, migration, receiving, handling, use, storage, containment, treatment, disposal or transportation of any Hazardous Material (A) with respect to any of the Real Property, the Leased Real Property or the Facility or any property formerly owned or operated by either Seller or any improvements thereon, (B) caused by either Seller or any of their predecessors in interest, or (C) otherwise arising out of the operation of Chatham, as to which Remedial Action is currently or in the future shall be required under any Environmental Law or as to which any liability is currently or in the future shall be imposed under any Environmental Law on either Seller or Purchaser with respect to any such Hazardous Material or reporting with respect thereto and (y) any violation of or noncompliance with any Environmental Law by Sellers or any of their predecessors in interest;

                           (ii) "Environmental Law" or "Environmental Laws"
shall mean any and all statutes, codes, laws (including, without limitation, common law), ordinances, agency rules, regulations, and guidance, and reporting or licensing requirements relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) as in effect as of the date of this Agreement, including, without limitation: (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.ss.9601 et seq. ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.ss.6901 et seq., ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. ss.ss.11001 et seq.); (iv) the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.); (v) the Clean Water Act (33 U.S.C. I 1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. I 2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C. ss.ss. 5101 et seq.); (viii) the Safe Drinking Water Act (41 U.S.C. I 300f et seq.); (ix) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (viii) of this subparagraph, (x) any amendments to the statutes, laws or ordinances listed in parts (i) - (ix) of this subparagraph as such amendments are in effect as of the date of this Agreement, (xi) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (x) of this subparagraph as in effect as of the date of this Agreement; and (xii) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like as in effect as of the date of this Agreement relating to environmental, health or safety matters.

                           (iii) "Hazardous Material" or "Hazardous Materials"
shall mean any and all chemicals, substances, wastes, materials, pollutants, contaminants, equipment or fixtures defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, asbestos and asbestos-containing materials, and polychlorinated biphenyls ("PCBs").

                           (iv) "Remedial Action" shall mean any investigation,
feasibility study, monitoring, testing, sampling, removal (including without limitation the removal of underground storage tanks), restoration, clean-up, remediation, corrective action, closure, site restoration, remedial response or remedial work with respect to any Hazardous Material contamination or pollution, required or ordered by any governmental authority in accordance with applicable Environmental Law.

                  (l) Any liability or obligation of Sellers arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of its counsel, accountants, and other advisers;

                  (m) Any liability or obligation of Sellers for all federal, state, local or foreign income, excise, franchise, transfer and capital stock taxes, charges, fees, levies or other assessments measured on the basis of net income, gross receipts, sales and use (except to the extent set forth on the Closing Date Working Capital Schedule), ad valorem (except to the extent set forth on the Closing Date Working Capital Schedule or as assumed under SECTION 10.4), franchise, profits, license, withholding, payroll, employment, social security, unemployment, severance, property or other taxes, duties, fees, assessments or charges of any kind whatsoever, including any interest, penalties, or additional amounts attributable thereto imposed by any federal, state, local or foreign governmental authority and payable by Sellers or any member of any affiliated group or any combined or consolidated group on account of Sellers or Chatham or under any tax sharing arrangement or agreement, for all periods through and including the period ending at the Effective Time, including, without limitation, liability arising as a result of the transactions contemplated herein (other than sales, transfer or documentary taxes arising as a result of the transactions contemplated herein). For the period that ends at the Effective Time, the taxable income attributable to such period shall be determined based on a full closing of the books of the Furniture Business in a manner sufficient to support for tax purposes the allocation to such period of each item of income and expense accrued on the books in each jurisdiction in which the Furniture Business operates;

                  (n) Any liability of Sellers for any actual or alleged breach of, or noncompliance with, any federal, state, or local law, rule, regulation, order or decree (other than Environmental Laws) applicable to the Furniture Business or Sellers prior to the Effective Time;

                  (o) All indebtedness of Sellers, whether secured or unsecured, due or to become due, except Assumed Liabilities;

                  (p) Except as set forth in the Closing Date Working Capital Schedule, any sales and use tax liabilities arising from the sale by Sellers of goods prior to the Effective Time;

                  (q) Any inter-company or intra-company debt or funding obligations related to the Furniture Business or the Acquired Assets (other than those inter-company payables the description and amount of which are set forth on SCHEDULE 2.2(q)).

                                    ARTICLE 3
                      AMOUNT AND PAYMENT OF PURCHASE PRICE

         3.1 Calculation of Purchase Price. The total consideration to be paid to Sellers for the sale, transfer, and conveyance of the Acquired Assets and the covenant not to compete provided for in SECTION 11.6 hereof (the "Purchase Price"), in addition to the assumption of the Assumed Liabilities, shall be an amount equal to Twenty-Five Million Dollars ($25,000,000), subject to adjustment as provided in SECTION 3.3.

         3.2 Payment of Purchase Price. Subject to the fulfillment of the conditions set forth herein, on the Closing Date, Purchaser shall pay or deliver to CMI the Purchase Price reduced by Twenty-Two Thousand Five Hundred Dollars ($22,500) as Sellers' payment for one-half of the filing fee (the "HSR Filing Fee") paid by Purchaser under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

         3.3. Adjustment to Purchase Price.

         (a) Within sixty (60) days following the Closing Date, Sellers shall deliver to Purchaser a schedule of the audited working capital as of the Closing Date for the Furniture Business, the Automotive Inventory and the Automotive Payables, and a schedule of the unaudited working capital as of the Closing Date of each of the Automotive Business and the Consumer Products Business, together with a reconciliation of such schedules to the balance sheet of the Chatham division (the "Closing Date Working Capital Schedules"). The Closing Date working capital shown on the Closing Date Working Capital Schedules shall equal the sum of (i) inventory (net of reserves); (ii) accounts receivable (net of reserves); and (iii) prepaid expenses (but not the chenille equipment deposits), less the sum of (iv) trade payables and (v) accrued expenses. For purposes of the computation of audited Closing Date working capital, (x) inventory, accounts receivable and prepaid expenses shall include only those items and amounts included in the Acquired Assets pursuant to SECTION 1.1(d), (f) and (j) (including all related reserves), (y) trade payables and accrued expenses shall include only those items and amounts included in the Assumed Liabilities pursuant to SECTION 2.1, and (z) Automotive Inventory and Automotive Payables shall be set forth in separate line items. The Closing Date Working Capital Schedules shall be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied consistently with the Management Prepared Statements (as hereinafter defined) following the procedures set forth on
SCHEDULE 3.3(b) (except the Management Prepared Statements do not have year end adjustments), which shall include a full physical audit of all Inventory (except as the Parties may otherwise agree) on the Closing Date. Purchaser and a nationally recognized independent public accounting firm selected by Purchaser ("Purchaser's Auditor"), may observe the Closing Date inventory and other procedures of Sellers and Arthur Andersen LLP, the independent public accountants to Sellers ("Sellers' Auditor"), in the preparation of the Closing Date Working Capital Schedules and shall be provided with reasonable access to the workpapers of Sellers and Sellers' Auditor supporting the Closing Date Working Capital Schedules. The audited Closing Date Working Capital Schedule prepared by Sellers' Auditors shall also set forth a computation of the Adjustment Amount (hereinafter defined) (including separate computations of the Furniture Adjustment Amount (hereinafter defined) and the Automotive Adjustment Amount (hereinafter defined)).

                  (b) Within sixty (60) days following the receipt by Purchaser of the Closing Date Working Capital Schedules, Purchaser's Auditor shall issue an unqualified audit report on the Closing Date Working Capital Schedule relating to the Furniture Business, the Automotive Inventory and the Automotive Payables as of the Closing Date (the "Audited Closing Date Working Capital Schedule"), which shall be prepared (x) following the procedures set forth on
SCHEDULE 3.3(b), (y) in accordance with GAAP (except as otherwise disclosed on SCHEDULE 3.3(b)) and (z) unless otherwise noted in SCHEDULE 3.3(b) consistently with the Management Prepared Statements. The Audited Closing Date Working Capital Schedule shall be delivered to Sellers and Purchaser. Sellers' Auditor shall be provided with reasonable access to the workpapers of Purchaser's Auditor supporting the Audited Closing Date Working Capital Schedule.

                  (c) In the event that the Closing Date working capital shown on the Audited Closing Date Working Capital Schedule (excluding the Automotive Inventory and the Automotive Payables) is greater than $23,000,000 or less than $20,000,000, then the Purchase Price shall be increased or decreased, respectively, by the amount of the difference (such difference, if any, herein referred to as the "Furniture Adjustment Amount"). In addition, the Purchase Price shall be increased or decreased by the amount of the difference between the Automotive Inventory and the Automotive Payables as determined from the audited Closing Date working capital for the Automotive Inventory and the Automotive Payables as shown on the Audited Closing Date Working Capital Schedule (such difference, if any, herein referred to as the "Automotive Adjustment Amount;" the sum of the Furniture Adjustment Amount and the Automotive Adjustment Amount herein referred to as the "Adjustment Amount"). The Audited Closing Date Working Capital Schedule shall also set forth a computation of the Adjustment Amount (including separate computations of the Furniture Adjustment Amount and the Automotive Adjustment Amount).

                  (d) To the extent that Sellers dispute either the amount of, or basis for, the Adjustment Amount as shown on the Audited Closing Date Working Capital Schedule for the Furniture Business, then within thirty (30) days from the date of receipt by Sellers of the Audited Closing Date Working Capital Schedule for the Furniture Business, Sellers shall provide written notice thereof to Purchaser stating any objection and the basis for such objection. If Sellers do not timely deliver a notice of objection to Purchaser, (i) if the Adjustment Amount is a reduction in the Purchase Price, Sellers shall pay Purchaser the Adjustment Amount, by wire transfer of immediately available funds within ten (10) days after the lapse of the 30-day notice period or (ii) if the Adjustment Amount is an increase in the Purchase Price, Purchaser shall pay Sellers the Adjustment Amount by the same method and within the same time period.

                  (e) If any amount claimed as an Adjustment Amount is timely disputed in a written notice of objection delivered to Purchaser, Purchaser and Sellers shall undertake to resolve the amount so disputed. If Purchaser and Sellers are unable to resolve the dispute within thirty (30) days from the date of Purchaser's receipt of the notice of objection, then the issues in dispute will be submitted to a mutually agreed upon office of a nationally recognized accounting firm (the "Resolving Accountants"), with which neither Purchaser nor Sellers has had a business relationship during the two (2) years prior to the closing Date. If issues in dispute are submitted to the Resolving Accountants, each Party will furnish to the Resolving Accountants such work papers and other documents and information relating to the disputed issues as the Resolving Accountants may request and are available to that Party (or its independent public accountants), and will be afforded the opportunity to present to the Resolving Accountants any material relating to the determination and to discuss the determination with the Resolving Accountants. The determination by the Resolving Accountants, as set forth in a written notice delivered to Purchaser and Sellers by the Resolving Accountants, will be binding and conclusive on the Parties, and Purchaser and sellers will each bear the fees of the Resolving Accountants for such determination based upon the Resolving Accountants' determination of the extent to which each Party was correct or incorrect as to the dispute.

                  (f) Upon resolution of such dispute, whether by agreement between Purchaser and Sellers or by determination of the Resolving Accountants, the Adjustment Amount, if any, shall be paid by Sellers to Purchaser, if a reduction in Purchase Price, or by Purchaser to Sellers, if an increase in Purchase Price, by wire transfer of immediately available funds within ten (10) days of the resolution of the dispute.

         3.4 Transfer Expenses. Purchaser shall pay any and all sales and use, transfer or documentary taxes levied on the transfer of the Acquired Assets. All Inventory shall be claimed as exempt from sales and use tax by Purchaser. Purchaser shall timely report and remit any such taxes to the appropriate revenue authorities on or before the Closing Date and shall promptly remit any increases in such taxes determined to be due after the Closing Date.

         3.5 Allocation of Purchase Price. The consideration paid for the Acquired Assets and covenant not to compete set forth in SECTION 11.6 hereof (which shall equal the Purchase Price) and the assumption of the Assumed Liabilities that are taken into account in determining the amount realized for tax purposes shall be allocated among the Acquired Assets in accordance with the allocation set forth on SCHEDULE 3.5. Such allocation will comply with the requirements of Code Section 1060. Purchaser and Sellers each agree to file IRS Form 8594, and all federal, state, local and foreign tax returns in accordance with SCHEDULE 3.5. Purchaser and Sellers each agree to provide the other promptly with any information required to complete SCHEDULE 3.5

                                    ARTICLE 4
                              PROCEDURE FOR CLOSING

         4.1 Time and Place of Closing. The closing for the purchase and sale contemplated by this Agreement (the "Closing") shall be held at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, Atlanta, Georgia 30309, (A) on May 1, 2000, or (B) at such other time and place as the Parties hereto may agree in writing (the date on which the Closing actually occurs is hereinafter referred to as the "Closing Date"). Subject to the consummation of the Closing on the Closing Date, the sale, assignment, transfer, and conveyance to Purchaser of the Acquired Assets and the assumption by Purchaser of the Assumed Liabilities will be effective as of 12:01 AM Eastern Standard Time on the Closing Date (the "Effective Time").

         4.2 Transactions at the Closing. At the Closing, each of the following items shall be delivered:

                  (a) Sellers shall, or shall cause its affiliate where appropriate to, deliver to Purchaser the following:

                           (i) (A) such bills of sale, motor vehicle titles,
special warranty deeds, quitclaim deeds, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, vest in, and purchase all of Sellers', and Sellers' affiliate's where appropriate, right, title, and interests in and to the Acquired Assets, including, without limitation, good, marketable, insurable and valid title in and to all of the Acquired Assets owned by Sellers in each case free and clear of all liens (subject only to Permitted Encumbrances), (B) as to the Real Property Leases, good, insurable (if applicable) and valid leasehold interests by either Seller and Sellers' affiliate, where appropriate, as lessees, free and clear of all liens (subject only to the Permitted Encumbrances), and (C) all of Sellers' rights under all Contracts;

                           (ii) [INTENTIONALLY DELETED];

                           (iii) a certificate executed by the Secretary or
Assistant Secretary of each Seller (x) of incumbency of Sellers listing the respective officers of CMI and the managers, if any, and members of Chatham LLC authorized to execute this Agreement and the instruments of transfer on behalf of each Seller, certifying the authority of each such officer, manager and member to execute the agreements, documents, and instruments on behalf of each Seller in connection with the consummation of the transactions contemplated herein and (y) attaching for each Seller certifications as of a recent date from the Secretaries of State of Delaware and North Carolina as to the existence, good standing and authority to transact business in such states;

                           (iv) a certificate of the Secretary, Assistant
Secretary or authorized member or manager of each Seller containing a complete and correct copy of the resolutions duly adopted by the board of directors or members of each Seller, approving and authorizing each Acquisition Document (as hereinafter defined) and the transactions contemplated hereby and thereby and certifying that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect;

                           (v) the opinion of Sutherland, Asbill & Brennan LLP,
counsel to Sellers, substantially in the form of EXHIBIT A hereto (the "Sellers Opinion");

                           (vi) the agreement of assignment and assumption of
the Contracts and the Assumed Liabilities, substantially in the form of EXHIBIT B hereto (the "Assignment and Assumption Agreement") duly executed by Sellers;

                           (vii) to the extent permitted by law, all
environmental permits related to the Acquired Assets as described in SECTION 7.9 hereof;

                           (viii) copies of the consents and waivers described
in SECTION 8.6 hereof and satisfactory evidence of the approvals described in
SECTION 8.6 hereof;

                           (ix) certificates of existence or certificates of
good standing of each Seller and entity conveying any of the Acquired Assets, as of a date within twenty (20) days prior to the Closing Date, from its state of incorporation or formation and each jurisdiction listed in SCHEDULE 5.1.1 hereto;

                           (x) affidavits of title substantially in the form of
EXHIBIT C attached hereto and acceptable to Chicago Title Insurance Company;

                           (xi) a duly executed certificate stating that neither
Seller, nor Sellers' affiliate, where appropriate, is a "foreign person" for United States income tax purposes, in accordance with Section 1445 and Section 897 of the Internal Revenue Code of 1986, as amended ("Code");

                           (xii) originals of any Real Property Leases;

                           (xiii) the Bill of Sale substantially in the form of
EXHIBIT D, executed by Sellers;

                           (xiv) the Copyright Assignment Agreements
substantially in the form of EXHIBIT M, executed by Sellers;

                           (xv) the Trademark Assignment Agreement substantially
in the form of EXHIBIT E, executed by Sellers;

                           (xvi) the Assignments of Patent substantially in the
form of EXHIBIT F, executed by Sellers;

                           (xvii) all clearance certificates or similar
documents that may be required by any state, local or other taxing authority in order to relieve Purchaser of any obligation to withhold or escrow any portion of the Purchase Price;

                           (xviii) such other evidence of the performance of all
covenants and the satisfaction of all conditions required of Sellers by this Agreement at or prior to the Closing Date as Purchaser or its counsel may reasonably require;

                           (xix) the intellectual property License substantially
in the form of EXHIBIT I (the "License Agreement"), executed by Sellers as licensee; and

                           (xx) the Interface/CMI Fabric Supply Agreement (the
"Fabric Supply Agreement"), the Services Agreement (the "Services Agreement"), Lease Agreement (the "Lease Agreement") and Office Lease Agreement (the "Office Lease Agreement"), substantially in the form of EXHIBITS J, K, H, and L, respectively.

         The documents and certificates to be delivered hereunder by or on behalf of Sellers on the Closing Date shall be in form and substance reasonably satisfactory to the Parties and their counsel.

                  (b) Purchaser shall deliver to Sellers the following:

                           (i) a wire transfer in immediately available funds in
the amount equal to the Purchase Price less the HSR Filing Fee;

                           (ii) the Assignment and Assumption Agreement
substantially in the form of EXHIBIT B hereto, duly executed by Purchaser;

                           (iii) a certificate executed by the Secretary or
Assistant Secretary of Purchaser (x) of incumbency of Purchaser listing the officers of Purchaser authorized to execute this Agreement and other agreements to be executed in connection herewith, certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Purchaser in connection with the consummation of the transactions contemplated herein and (y) attaching certifications as of a recent date from the Secretaries of State of Delaware and North Carolina as to the existence, good standing and authority to transact business in such states;

                           (iv) a certificate executed by the Secretary or
Assistant Secretary of Purchaser containing a complete and correct copy of resolutions duly adopted by Purchaser's Board of Directors approving and authorizing this Agreement and each of the other Acquisition

Documents to which Purchaser is a party and each of the transactions contemplated thereby and certifying that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect;

                           (v) the opinion of Kilpatrick Stockton LLP, counsel
to Purchaser substantially in the form of EXHIBIT G (the "Purchaser Opinion");

                           (vi) the Copyright Assignment Agreements
substantially in the form of EXHIBIT M, executed by Sellers;

                           (vii) the Trademark Assignment Agreement
substantially in the form of EXHIBIT E, executed by Purchaser;

                           (viii) the Assignments of Patent substantially in the
form of EXHIBIT F, executed by Purchaser;

                           (ix) such other evidence of the performance of all
covenants and satisfaction of all of the conditions required of Purchaser by this Agreement, at or before the Closing Date, as Sellers or their counsel may reasonably require; and

                           (x) appropriate certificates to satisfy state
statutory exemptions for the imposition of sales and use tax under applicable state law;

                           (xi) the License Agreement executed by Purchaser as
licensor;

                           (xii) the Fabric Supply Agreement, the Services
Agreement, Lease Agreement and Office Lease Agreement, substantially in the form of EXHIBITS J, K, H, and L, respectively.

         The documents and certificates to be delivered hereunder by or on behalf of the Purchaser on the Closing Date shall be in form and substance reasonably satisfactory to the Parties and their counsel, on one hand, and with respect to the Real Property Leases and the Contracts, the respective lessor or other party thereof, on the other hand.

         4.3 Conveyance of Title to Real Property.
                  (a) Sellers shall convey fee simple title to the Real Property to Purchaser by special warranty deed in a form customarily used in the locality in which the Real Property is located, subject only to the Permitted Encumbrances; provided, however, CMI shall, by deed, join in the warranties made by the special warranty deed delivered by Chatham, LLC to warrant such period of time during which the subject Real Property was vested in CMI. Each such deed shall be executed in accordance with the requirements of the laws of the state in which such Real Property is located and shall be in such form as will permit the deed to be recorded. Each Seller shall transfer and assign to Purchaser its rights under the Real Property Leases (and its rights in and to all deposits thereunder and all buildings, other structures, and improvements permitted to be retained or removed by the lessee thereunder) by transfer and assignment in form reasonably acceptable to Purchaser and its counsel, on one hand, and with respect to the Real Property Leases and the Contracts, the respective lessor thereof, on the other hand.

                  (b) Attached hereto as SCHEDULE 1.1(l) is a list of all defects in and encumbrances upon Sellers' title to the Real Property as of the date hereof (the "Known Exceptions"). Prior to the Closing Date, Purchaser, at Purchaser's sole cost and expense, shall have the right to examine the title to the Real Property and Leased Real Property and obtain and review a current as-built plat of survey of each parcel of Real Property and Leased Real Property prepared and certified by a registered land surveyor licensed as such in the state in which the Real Property and Leased Real Property are located in accordance with survey requirements provided by Purchaser (the "Surveys") and shall notify Sellers in writing of any objections to, defects in or encumbrances upon Sellers' title to or interest in such Real Property or Leased Real Property other than the Known Exceptions and Permitted Encumbrances not less than five
(5) days prior to Closing. Sellers shall use reasonable good faith efforts to satisfy those title defects and encumbrances of which Purchaser has notified Sellers at least five (5) days prior to the Closing Date. If Sellers satisfy all such title defects and encumbrances, then the transactions contemplated hereby shall be closed in accordance with the terms and conditions set forth herein. If Sellers do not satisfy all such title defects and encumbrances as to which Purchaser gave timely notice prior to the Closing Date, then Purchaser shall elect with regard to the affected Real Property or Leased Real Property: (i) not to close the transactions contemplated hereby, in which event all Parties shall be released from any further obligations or liability, except as expressly set forth in ARTICLE 13 or otherwise; (ii) to close the transactions contemplated hereby without regard to such unsatisfied defects and encumbrances, in which event the transactions contemplated hereby shall be closed in accordance with its terms, without a reduction in Purchase Price, and all such unsatisfied title defects and encumbrances shall be exceptions to Sellers' warranty of title;
(iii) to close the transactions contemplated hereby with a reduction in Purchase Price agreed to by the Parties hereto in writing with regard to such unsatisfied defects and encumbrances, in which event the transactions contemplated hereby shall be closed in accordance with its terms, and all such unsatisfied title defects and encumbrances shall be exceptions to Sellers' warranty of title; or
(iv) to close the transactions contemplated hereby, excluding, however, the portion of the Real Property or Leased Real Property having such title defects and encumbrances with a corresponding reduction in the Purchase Price applicable to such Real Property or Leased Real Property so excluded as agreed to by the Parties hereto in writing.

                  (c) In the event Purchaser does not notify Sellers not less than five (5) days prior to the Closing Date of any such unacceptable defects in or encumbrances upon Sellers' title to such Real Property or Leased Real Property, which defect or encumbrance shall appear on the title commitments and/or Surveys and shall not include the Known Exceptions and Permitted Encumbrances, as provided in SECTION 4.3(b) hereof, Purchaser shall be deemed to be satisfied with Sellers' title to such Real Property or Leased Real Property, and to have elected to close pursuant to clause (ii) of SECTION 4.3(b) hereof.

                  (d) Sellers shall not transfer, assign, sublease or encumber the Real Property or Leased Real Property or any part thereof from the date hereof until the first to occur of the Closing Date or the termination of this Agreement pursuant to ARTICLE 13 hereof without the prior written consent of Purchaser. Notwithstanding anything in SECTION 4.3(b) hereof to the contrary, with respect to any title matters which come into existence after the date of Purchaser's title examination but prior to Closing, Purchaser shall have the right to object to such matters and, if Sellers do not satisfy all such defects and encumbrances prior to the Closing Date, then Purchaser shall have the right to elect as set forth in 4.3(b)(i), (ii), (iii) OR (iv).

         4.4 Survey and Inspection of Property.

                  (a) Subject to Sellers' consent as to scope, date and time, such consent not to be unreasonably withheld, Purchaser and Purchaser's agents, employees and independent contractors shall have the right and privilege to enter upon the Real Property and the Leased Real Property prior to the Closing Date to inspect the Real Property and the Leased Real Property and to conduct soil borings and other environmental, geological, engineering, percolation, hydrologic, feasibility, or landscaping tests or studies, all at Purchaser's sole cost and expense, provided such testing does not unreasonably interfere with the operation of the business operations conducted by Sellers at that location. Purchaser agrees to indemnify defend (with counsel reasonably approved by Sellers), protect and hold harmless, Sellers, its employees, agents and independent contractors from and against any and all claims, demands, losses, costs, expenses (including reasonable attorney's fees), damages, liabilities, judgments and recoveries, including those for injury to personal property arising out of any such work or materials of the acts or omissions of Purchaser, its agents, employees and independent contractors in connection with such entry or testing by Purchaser or Purchaser's agents under this subsection and shall be responsible for and shall promptly repair to the extent reasonably practicable any damage caused by any such inspection, testing or studies undertaken prior to or after the date hereof to any of Sellers' properties, including replacing and replacing landscaping and vegetation, if disturbed, to the condition in existence prior to the testing or inspection; provided, however, that in no event shall this indemnity include or cover the fact of detection (without more) of Environmental Conditions or contamination in connection with such entry or testing. Notwithstanding any other provision of this Agreement to the contrary, Purchaser's obligations under this Subsection shall survive the termination of this Agreement and the Closing. Purchaser has delivered to Sellers a copy of the final report entitled "Environmental Site Assessment Reports dated April 2000 that Purchaser had ENSR Consulting and Engineering (NC), Inc. prepare relating to the condition of the Real Property or the Facility (as hereinafter defined) obtained or made known to Purchaser as a result of this subsection (the "ENSR Report"), which includes all of the studies, tests, reports, or surveys that Purchaser had commissioned to be prepared relating to the environmental condition of the Real Property or the Facility.

                  (b) Each parcel of Real Property shall be described in the deed conveying such parcel and other closing documents by the metes and bounds description of such parcel as determined based upon the Surveys.

                  (c) Purchaser shall, at the cost and expense of Purchaser, and using a single environmental consultant selected by Purchaser, obtain a Phase I environmental audit report and a compliance audit report and, as determined necessary by Purchaser, a Phase II environmental audit report on each of the parcels of Real Property and Leased Real Property (individually an "Environmental Audit Report" and, collectively, the "Environmental Audit Reports").

                  (d) Except as otherwise provided in this SECTION 4.4(d), the Parties hereto shall keep confidential and shall not disclose to any person except each Party's counsel, accountants, and representatives, all on a "need to know" basis in connection with the consummation of the transactions contemplated hereby, the existence or content of any Environmental Audit Report. The confidentiality obligations of this SECTION 4.4(d) shall not apply where the disclosure of such information is needed to (i) enforce the Agreement; (ii) fulfill a contractual obligation with an insurer; (iii) comply with applicable laws or regulations; or (iv) comply with the terms of an administrative or judicial formal request or order requiring such disclosure. In the event Purchaser is required by law or otherwise to make a public disclosure of an Environmental Audit Report, Purchaser shall immediately notify Sellers and provide Sellers, to the extent practicable, a reasonable opportunity to seek an injunction or other remedy to prevent such public disclosure.

         4.5 Certain Consents. To the extent that Sellers' rights under any agreement, Contract, commitment, lease, Permit, Real Property Lease or other Acquired Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained prior to the Closing Date, and which is material to the ownership, use or disposition by Purchaser of an Acquired Asset, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and each Seller, at its expense, shall use its reasonable good faith efforts to obtain any such required consent(s) as promptly as possible. If any necessary consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Acquired Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, Sellers, to the maximum extent permitted by law and the specific Acquired Asset and at Sellers' expense, shall act after the Closing as Purchaser's agent in order to obtain for the Purchaser the benefits thereunder, and Sellers shall cooperate, to the maximum extent permitted by law and the specific Acquired Assets with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser, including any sublease or subcontract or similar arrangement. The obligation of Sellers hereunder shall not be in limitation of Purchaser's right to terminate this Agreement as provided in SECTION 13.1(b) hereof if Sellers shall not have obtained the consents identified on SCHEDULE 4.5 in accordance with the terms hereof, at or prior to the Closing Date. Notwithstanding the forgoing, Purchaser, and not Sellers, shall be responsible for any amounts that may become due or other obligations that may arise as a result of Sellers' actions pursuant to this
SECTION 4.5.

         4.6 Eminent Domain. If, after the date hereof and prior to the Closing, either Seller receives notice of the commencement or threatened commencement of eminent domain or other like proceedings against the Real Property or the Leased Real Property or any portion thereof, Sellers shall immediately notify Purchaser, and Purchaser shall elect within seven (7) days from and after such notice, by written notice to Sellers, either (a) not to close the transactions contemplated hereby, in which event, except as expressly set forth in ARTICLE 13 or otherwise, this Agreement shall be void and of no further force and effect;
(b) to close the transactions contemplated hereby in accordance with its terms but subject to such proceedings, in which event the Purchase Price shall not be reduced, and Sellers shall assign to Purchaser Sellers' rights in any condemnation award or proceeds; or (c) if agreed to by the Sellers, to close the transactions contemplated hereby, excluding, however, the portion of the Real Property or Leased Real Property subject to such proceedings with a corresponding reduction in the Purchase Price applicable to such Real Property or Leased Real Property so excluded (in which case, Sellers shall retain Sellers' rights in any condemnation award or proceeds). If Purchaser does not make such election within the aforesaid seven (7) day period, Purchaser shall be deemed to have elected to close the transactions contemplated hereby in accordance with clause (b) of this SECTION 4.6. Upon Sellers' receipt of such notice of condemnation or threat of eminent domain, Sellers shall not negotiate with or enter into any settlement with the condemning governmental authority without Purchaser's prior written consent.

         4.7 Further Assurances. Sellers from time to time after the Closing Date, at Purchaser's request, will execute, acknowledge, and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Acquired Assets, or to better enable Purchaser to complete, perform, or discharge any of the Assumed Liabilities. Each of the Parties hereto will cooperate with the other and execute and deliver to the other Parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other Party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby represent and warrant to Purchaser that:

         5.1 Organization and Qualification. CMI is a corporation validly existing and in good standing under the laws of the State of Delaware. Chatham LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware. Chatham Real Properties, Inc. is a corporation validly existing and in good standing under the laws of the State of North Carolina. SCHEDULE 5.1.1 lists the jurisdictions in which each Seller is qualified to do business as either a foreign corporation or a limited liability company, as appropriate, by reason of its business, and nothing requires either Seller by reason of its business to be qualified in any other jurisdiction where the failure to be so qualified would subject it to any material cost, restriction or penalty for failing to qualify.

         5.2 Power and Authority. Each Seller has full right, power and authority to own and operate the Acquired Assets, to enter into and to perform its obligations under this Agreement and the agreements to which it is a party contemplated hereby or executed in connection herewith (collectively, this Agreement and the other documents or agreements to be executed in connection herewith shall be referred to hereinafter as the "Acquisition Documents"), and to consummate the transactions contemplated hereby and thereby.

         5.3 Due Authorization; Validity; Enforceability. The Acquisition Documents executed by Sellers have been duly executed and delivered by Sellers and constitute legal, valid, and binding obligations of Sellers enforceable against Sellers in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, by the exercise of judicial discretion in accordance with general equitable principles or by equitable defenses that may be applied to the remedy of specific performance. No other action on the part of either Seller or its stockholders or members is required in connection therewith.

         5.4 No Violation or Consent. Neither the execution and delivery by either Sellers of any of the Acquisition Documents to which either Seller is a party nor, subject to obtaining the consents and approvals described in SCHEDULES 5.9.1, 5.11.1 and 5.19 OR SCHEDULE 4.5, the consummation by Sellers of the transactions contemplated thereby will (i) violate either Seller's Certificate of Incorporation, Bylaws, Articles of Formation, Operating Agreement or similar governing documents, (ii) violate any provisions of law or any order of any court or any governmental entity to which either Seller is subject, or by which the Acquired Assets may be bound or require either Seller to approve, consent to, or waive, or make any filing with any person or entity (governmental or otherwise) that has not been obtained or made, where such violation reasonably would be expected to have a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, authorization, permit, order, writ, judgment, injunction, decree, arbitration award, or other instrument to which either Seller is a party or by which it or any of the Acquired Assets may be bound or affected, where such conflict, breach or default reasonably would be expected to have a Material Adverse Effect or (iv) result in the creation of any lien, charge, security interest or other charge or encumbrance upon or affecting any of the Acquired Assets, or result in the acceleration of the maturity of any payment date of any of the Assumed Liabilities, or increase or adversely affect the obligations of either Seller under any of the Assumed Liabilities.

         5.5 Subsidiaries; Joint Ventures. No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity are included in the Acquired Assets.

         5.6 Financial Statements. Attached as SCHEDULE 5.6.1 are complete and correct copies of the audited balance sheets and related statements of income and cash flows of CMI as, at and for the fiscal years ended January 2, 1999 and January 1, 2000 and for the periods then ended (the "Audited Statements") and the following unaudited financial statements of Chatham, in each case prepared by management of Chatham (the "Management Prepared Statements"):

                  (a) consolidated balance sheet (including related working capital schedules) and statements of income of Chatham (which will include each of the Furniture Business, Automotive Business and the Consumer Products Business) as of January 1, 2000;

                  (b) "RONA Sheets" of the Automotive Business (which shall include Chatham-Borgstena, Inc. on a consolidated basis), the Furniture Business and the Consumer

Products Business as of January 1, 2000 (in the same format as provided to Purchaser for the period ended October 2, 1999);

                  (c) consolidating balance sheet (including related working capital schedules) of each of the Furniture Business, Automotive Business and the Consumer Products Business) as of January 1, 2000; and

                  (d) "RONA Sheets" and balance sheets, together with all supporting schedules (in the same format as provided to Purchaser for the period ended October 2, 1999) for each of the Automotive Business (which shall include Chatham-Borgstena, Inc. on a consolidated basis), the Furniture Business and the Consumer Products Business, which have been prepared since January 1, 2000.

The Audited Statements and the Management Prepared Statements (as hereinafter defined) are collectively referred to herein as the "Financial Statements." The Audited Statements have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the financial position, assets, liabilities, revenues and expenses and results of operation of CMI as of the dates and for the periods indicated. The Management Prepared Statements (i) have been prepared in accordance with SECTION 3.3(b) and GAAP (except as otherwise disclosed on SCHEDULE 3.3(b)), (ii) do not contain footnotes (that, if presented, would not differ materially from those included in the Audited Statements) and are subject to normal year-end audit adjustments, and (iii) except with regard to the "RONA Sheets" delivered pursuant to SECTIONS 5.6(b) and 5.6(d), present fairly the financial position, assets, liabilities, revenues and expenses and results of operation of the Furniture Business, the Automotive Business and the Consumer Products Division, as applicable, as at the dates and for the periods indicated. Except as disclosed on SCHEDULE 5.6.2 and except for liabilities that have been or will be incurred in the ordinary course of business, the Furniture Business has no liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent or otherwise, and whether due or to become due regardless of whether claims in respect thereto have been asserted as of such date) that would be required by GAAP with respect to the Audited Statements and that would be required to be prepared consistent with SECTION 3.3(b) and GAAP (except as otherwise disclosed on SCHEDULE 3.3(b)) with respect to the Management Prepared Statements, to be accrued or reserved against that are not fully and adequately accrued or reserved against in the Financial Statements. The books, records, and accounts of Sellers maintained with respect to the Furniture Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Sellers with respect to the Furniture Business.

         5.7 Inventories. All Inventory, whether reflected on the Financial Statements or subsequently acquired, (a) has been or will be acquired by either Seller only in bona fide transactions entered into in the ordinary course of business, and (b) is or will be of good and merchantable quality except to the extent adequately reserved for in the Management Prepared Statements or the Audited Closing Date Working Capital Schedule prepared consistent with SECTION 3.3(b) and GAAP (except as otherwise disclosed on SCHEDULE 3.3(b)). Except as described in SCHEDULE 5.7.1, each Seller now has and on the Closing Date will have valid legal title to its Inventory free and clear of any consignments, liens, claims, charges, and encumbrances, other than encumbrances which shall be removed prior to Closing. Except as disclosed on SCHEDULE 5.7.2, purchase commitments made for raw materials and parts are not in excess of normal requirements.

         5.8 Accounts Receivable. All Accounts Receivable shown on the Financial Statements are, and the Accounts Receivable outstanding on the Closing Date will be, valid and represent or will represent, respectively, true and correct amounts owed to Seller. The reserves for doubtful or uncollectible Accounts Receivable reflected on the Financial Statements were established as required by GAAP with respect to the Audited Statements and as required to be consistent with SECTION 3.3(b) and GAAP (except as otherwise disclosed on SCHEDULE 3.3(b)) with respect to the Management Prepared Statements.

         5.9 Personal Property.

                  (a) Sellers have, or will have on the Closing Date, good and marketable title to all Acquired Assets (other than leased personal property referred to in SECTION 5.9(b)), free and clear of all liens, claims, charges, security interests, and other encumbrances of any kind and of any nature, except Permitted Encumbrances.

                  (b) Complete and correct copies of each lease listed on
SCHEDULE 1.1(c) and any amendments, extensions, and renewals thereof have been made available to Purchaser. Each of the leases described on SCHEDULE 1.1(c) is in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute a default by Sellers or to the knowledge of Sellers, any other party to such lease, the consequences of which, severally or in the aggregate, would have a Material Adverse Effect. Except as described on SCHEDULE 5.9.1, all such leases are fully assignable without the consent of any third party. No rights of either Seller under such leases have been assigned or otherwise transferred as security for any obligation of either Seller. For purposes of this Agreement, a violation or other matter will be deemed to have a "Material Adverse Effect" if such violation or other matter would have a material adverse effect on the Acquired Assets, the Furniture Business or the operations, financial condition or performance of the Furniture Business taken as a whole.

                  (c) Except as set forth on SCHEDULE 5.9.2 and except for the Excluded Assets, the Acquired Assets constitute all the assets used in or necessary and sufficient for the operation of the Furniture Business in the manner heretofore conducted, except where the failure to so include such asset, either individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed on SCHEDULE 5.9.3, the tangible assets included in the Acquired Assets, including without limitation any real property improvements are in good operating condition and repair, reasonable wear and tear in ordinary usage excepted.

         5.10 Real Property; Leased Real Property.

                  (a) SCHEDULE 1.1(a)(i) contains a complete and correct list of each parcel of Real Property to be acquired by Purchaser; SCHEDULE 5.10.1 includes the legal descriptions of each parcel of Real Property described in
SCHEDULE 1.1(a)(i). Sellers and Chatham Real

Properties, Inc. ("CRP") have good, clear and marketable fee simple title to the Real Property, free and clear of all mortgages, security interests, liens, deeds of trust, leases, tenancies, covenants, claims, charges, encumbrances of any nature whatsoever, and purchase options and other rights to or against such property, other than Permitted Encumbrances. All documents evidencing mortgages, security interests, liens, claims, charges, or other encumbrances of any nature whatsoever upon the Real Property which are Permitted Encumbrances are described on SCHEDULE 1.1(l) and copies thereof have been made available to Purchaser. The conveyance of the Real Property to Purchaser shall not cause a breach, default, or event of default under any of the Real Property Leases.

                  (b) SCHEDULE 1.1(a)(ii) contains a complete and correct list of each Contract with regard to each parcel of Leased Real Property used in the Furniture Business. Complete and correct copies of each lease listed on SCHEDULE 1.1(a)(ii) and any amendments, extensions and renewals thereof have been made available to Purchaser (the "Real Property Leases"). Sellers hereby represent that they are the lessee under each of the Real Property Leases. Each Real Property Lease is in full force and effect and there is no existing default or event of default, real or claimed, or event which with notice or lapse of time or both would constitute a default thereunder by Sellers or, to the knowledge of Sellers, any other party to such Real Property Leases. Except for Permitted Encumbrances, or as described in SCHEDULE 5.10.2, Sellers' interest in the Real Property Leases is free and clear of any mortgages and liens, and is not subject to any deeds of trust, assignments, subleases, or rights of any third parties known to or created or permitted by Sellers other than the lessor thereof or any mortgagees of such lessor. The assignment of any of the Leased Real Property to Purchaser shall not cause the lease terms to be renegotiated, permit the landlord to accelerate the rent, or cause a breach, default, or event of default under any lease or, to Sellers' knowledge, any mortgage of lessor relating to such parcel except for those leases or mortgages identified on SCHEDULE 5.10.2 as requiring consents.

                  (c) Other than with respect to the Environmental Condition of and Environmental Liabilities relating to the Real Property and the Facility, all improvements on the Real Property, the Leased Real Property and the Facility conform to all applicable state and local laws, use restrictions, building ordinances, and health and safety ordinances the noncompliance with which would have a Material Adverse Effect, and the Real Property, the Leased Real Property and the Facility are presently being used in substantial compliance with applicable zoning and building ordinances, if any. Other than with respect to the Environmental Condition of and Environmental Liabilities relating to the Real Property and the Facility, and other than as set forth on SCHEDULE 5.10.3, Sellers have obtained all permits required for the present use of the Real Property, the Leased Real Property and the Facility, all of which are currently in full force and effect.

                  (d) Neither Seller has received any written notice of any pending or threatened condemnations, planned public improvements, annexation, special assessments, zoning or subdivision changes, or other adverse claims affecting the Real Property or the Leased Real Property. Except as disclosed in
SCHEDULE 5.10.1, Sellers have not received notice of any contemplated or actual reassessment of the Real Property or any part thereof for general real estate purposes. No assessment for public improvements, impact fees or similar exactions have been made against the Real Property that remain unpaid.

                  (e) There is no default or breach by either Seller nor, to Sellers' knowledge, by any other party thereto, under any covenants, conditions, restrictions or easements which may affect the Real Property or the Leased Real Property or any portion or portions thereof which are to be performed or complied with by the owner of the Real Property or the Leased Real Property, and no condition or circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a default or breach by either Seller nor, to Sellers' knowledge, by any other party thereto, under any such covenants, conditions, restrictions, rights-of-way or easements.

                  (f) Except as set forth in the Surveys, the environmental reports described on SCHEDULE 5.14.1, or the insurance policies set forth on
SCHEDULE 5.13.1, neither Seller has received any written notice from any applicable governmental authority that the Real Property or Leased Real Property lies within any area or designation by any other governmental or quasi-governmental authority as an area subject to environmental, archaeological or other regulation that would materially affect the current use of the Real Property or Leased Real Property.

                  (g) There are no outstanding bills, invoices, commissions, charges, fees or expenses owing, accrued or incurred with respect to the Real Property or the Leased Real Property arising by, through or under either Seller that have not been paid prior to the date of Closing or accrued for or reserved against on the Closing Date Working Capital Schedule for the Furniture Business. At Closing there will be: no mechanics', materialmen's or laborers liens against the Real Property or the Leased Real Property, other than those statutory liens with respect to goods, services and/or labor provided which payment is not yet due but are accrued for or reserved against on the Closing Date Working Capital Schedule for the Furniture Business. At Closing, other than for items accrued for or reserved against on the Closing Date Working Capital Schedule for the Furniture Business or subject to proration pursuant to SECTION 10.4, there will be: no claims for labor, services profit or material furnished for constructing, repairing or improving the Real Property or the Leased Real Property that remain unpaid; no unpaid income, property use or sales taxes that constitute a lien against the Real Property or the Leased Real Property or could with the passage of time constitute a lien against the Real Property or the Leased Real Property; and no chattel liens, conditional sales contracts, outstanding leasing commissions, or security interests affecting the Real Property or the Leased Real Property.

         5.11 Contracts.

                  (a) SCHEDULE 5.11.1 contains a complete and correct list of all contracts of the Furniture Business not otherwise disclosed on SCHEDULES 1.1(a)(ii), 1.1(c), 1.1(g), 5.18.3, and 5.21 which (i) requires or could require any party thereto to pay $25,000 or more in the aggregate for the remaining term of such Contract, or (ii) is between any Seller and any officer, stockholder, director, employee, or affiliate and all modifications, amendments, renewals, or extensions thereof. Sellers have made available to Purchaser a complete and correct copy of (and, if oral, a description) of each contract. Except as disclosed on SCHEDULE 5.11.1, each of the contracts was entered into prior to the Closing Date in the ordinary course of business on terms substantially consistent with Sellers' practice prior thereto. Except as listed on SCHEDULES 1.1(a)(ii), 1.1(c), 1.1(g), 5.11.1, 5.18.3, and
5.21, with respect to the Furniture Business, neither of the Sellers is a party to any written or legally binding oral:

                           (i) agreement, contract, or commitment with any
present or former employee or consultant or for the employment of any person, including any consultant, who is engaged in the conduct of the Furniture Business, including, without limitation, agreements providing for bonuses, incentive payments, pensions, stock packages or severance payments;

                           (ii) agreement, contract, or commitment for the
future purchase of, or payment for, supplies or products (which agreement, contracts or commitments do not include purchase orders entered into in the ordinary course of business), or for the performance of services by a third party which supplies, products or services are used in the conduct of the Furniture Business, that would limit Purchaser's ability to terminate such agreement, contract or commitment without penalty or delay and enter into a similar agreement, contract or commitment with a different party;

                           (iii) agreement, contract or commitment to sell or
supply products or to perform maintenance, services or similar duties in connection with the Furniture Business involving in any one case $25,000 or more;

                           (iv) distribution, dealer, representative, or sales
agency agreement, contract, or commitment relating to the Furniture Business;

                           (v) lease under which such Seller is lessor relating
to the Acquired Assets or any property at which the Acquired Assets are located;

                           (vi) note, debenture, bond, equipment trust
agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money specifically relating to the Furniture Business (other than security arrangements for worker's compensation and other similar governmental requirements) or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person relating to the Furniture Business;

                           (vii) agreement, contract, or commitment for any
charitable or political contribution specifically relating to the Furniture Business;

                           (viii) agreement, contract, or commitment limiting or
restraining the Furniture Business or any successor thereto from engaging or competing in any manner or in any business, nor, to Sellers' knowledge, is any Hired Employee subject to any such agreement, contract, or commitment;

                           (ix) material agreement, contract, or commitment
relating to the Furniture Business not made in the ordinary course of business;
or

                           (x) agreement, contract or transaction with either
Seller, any affiliate of either Seller.

                  (b) SCHEDULE 5.11.2 contains a complete and correct list of all commitments for capital expenditures related to the Furniture Business that have been approved or made prior to the date of this Agreement in excess of $25,000 by either Seller and that remain outstanding as of the date hereof.

                  (c) Each of the Contracts is in full force and effect and there exists no breach or violation of or default under any of such Contracts by either Seller or, to the knowledge of either Seller, any other party to such Contracts or any event which, with notice or the lapse of time, or both, will create a breach or violation thereof or default thereunder by either Seller or, to the knowledge of either Seller, any other party to such Contracts. Except as set forth on SCHEDULES 5.9.4, 5.10.2, 5.11.1, 5.19 OR 4.5, each such Contract listed thereon is fully assignable without the consent of any third party.

                  (d) Except as indicated on SCHEDULE 5.11.3, there exists no actual or, to the knowledge of either Seller, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract, which would have a Material Adverse Effect, including, without limitation, (i) the business relationship of either Seller with any customer, distributor, or related group of customers or distributors whose purchases individually or in the aggregate are material to the operations and financial condition of the Furniture Business, (ii) the requirements of any customer or related group of customers of either Seller whose purchases individually or in the aggregate are material to the operations and financial condition of the Furniture Business, or (iii) the business relationship of either Seller with any material supplier to the Furniture Business.

                  (e) Neither Seller has granted any power of attorney affecting or with respect to the Furniture Business or the Acquired Assets that remains outstanding.

                  (f) Except for the Excluded Assets, the Contracts collectively constitute all of the contracts necessary to enable Purchaser to conduct the Furniture Business after the Closing in the manner in which the Furniture Business is currently being conducted.

         5.12 Intellectual Property. SCHEDULE 1.1(g) contains a complete and correct list of the Intellectual Property, containing a brief description of each item of Intellectual Property and the nature of such Seller's interest therein, all of which are owned by Sellers and, to the knowledge of Sellers, uncontested. Sellers own, or have the right to use, the Intellectual Property. The Acquired Assets include and, upon the purchase of those assets and the obtaining of any necessary consents and licenses, Purchaser will own or have the right to use the Intellectual Property necessary for or used in the conduct of the Furniture Business as presently conducted (subject to the License Agreement). No claim is pending or, to either Seller's knowledge, threatened, and neither Seller has received notice that the conduct of the Furniture Business (including without limitation, either Seller's use of any Intellectual Property) infringes upon or conflicts with any rights claimed therein by any third party, nor is either Seller aware of any unasserted claim the assertion of which is probable. No use by either Seller of any Intellectual Property licensed to it violates the terms of any agreement pursuant to which it is licensed. No claim is pending, or to the either Seller's knowledge, threatened, which alleges that any Intellectual Property owned or licensed by either Seller or which either Seller otherwise has the right to use is invalid or unenforceable by Seller, nor is any Seller aware of any such claim that is unasserted but the assertion of which is probable. Except as disclosed in a Contract listed on SCHEDULE 1.1(c), no royalties or fees are payable by either Seller to anyone for use of the Intellectual Property and none will become payable as a result of the transactions contemplated under this Agreement. Complete and correct copies of all agreements pursuant to which either Seller has any license or right to use any Intellectual Property have been made available to Purchaser. All such agreements are in full force and effect, and there are no existing defaults or events of default, real or claimed, by Sellers, or, to the knowledge of either Seller, by any other party to such agreements, or events which with or without notice or lapse of time or both would constitute defaults under such agreements that would give the non-defaulting party a right to terminate such agreement or a right to receive any payment pursuant to such agreement. All of each Seller's Intellectual Property and registrations, applications, and agreements related thereto are fully assignable to Purchaser without the consent of any third party, except as shown on SCHEDULE 1.1(g).

         5.13 Insurance. The Acquired Assets and the Furniture Business are currently insured under various policies of general liability and other forms of insurance, which are set forth on SCHEDULE 5.13, and which policies are in amounts adequate in the reasonable judgment of Sellers to protect the Acquired Assets from significant loss. All such policies are in force and effect with premiums thereon timely paid and no act or failure to act has occurred which caused or may cause any such policy to be canceled or terminated. Neither Seller has been refused any insurance with respect to the Furniture Business, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5) years. Except as set forth on
SCHEDULE 5.13, there are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Furniture Business or the Acquired Assets that require or recommend changes in the conduct of the Furniture Business, or require any repairs or other work to be done with respect to any of the Acquired Assets or operations of the Furniture Business.

         5.14 Environmental Matters and OSHA.

                  (a) Set forth on SCHEDULE 5.14.1 hereto is information of which the Sellers have knowledge with respect to the Environmental Condition of the Real Property, the Leased Real Property and the Facility. Except as otherwise set forth herein, as to any and all Environmental Conditions of or Environmental Liabilities relating to the Real Property, the Leased Real Property and the Facility, the Real Property and the Leased Real Property are being, and the Facility will be, sold on an "AS IS-WHERE IS" "WITH ALL FAULTS" basis, and Sellers hereby expressly disclaim all other oral, written, statutory or nonstatutory warranties or representations whatsoever, including, without limitation, any express or implied representations or warranties of merchantability, fitness for a particular purpose, habitability, operability, condition, utility, or otherwise, with respect to the Environmental Condition or Environmental Liabilities relating to the Real Property, the Leased Real Property and the Facility, including, without limitation, all investigation and remedial work undertaken by Sellers and their predecessors with respect to any Environmental Condition of the Real Property, the Leased Real Property and the Facility and notwithstanding the discovery or existence of any additional or different set of facts relating thereto; provided, however, the foregoing disclaimer shall not apply to any matters which Sellers' have knowledge but which are not set forth on SCHEDULE 5.14.1.

                  (b) Except as set forth in SCHEDULE 5.10.3 hereto, each Seller, with respect to the Furniture Business and the Acquired Assets, has obtained all permits required under the Environmental Laws for the operation of the Furniture Business and/or the ownership, use, or lease of the Acquired Assets (the "Environmental Permits"), and SCHEDULE 5.14.2 contains a complete list and description of each such Environmental Permit;

                  (c) Except as set forth in SCHEDULE 5.10.3 hereto, with respect to the Furniture Business or the Acquired Assets, any and all waste and debris, hazardous or otherwise, has been removed from the Real Property, the Leased Real Property or the Facility and properly disposed offsite in accordance with Environmental Laws and Environmental Permits, except for (i) non-hazardous waste which is temporarily held in dumpsters at the Real Property or the Facility pending pickup and offsite disposal, and (ii) Hazardous Materials used in the operation of the Real Property routinely stored on a temporary basis in appropriate containers and tanks on the Real Property pending pickup and proper offsite disposal. To the extent any Seller has contracted with third parties for the transportation or disposal of waste and debris, hazardous and otherwise, such third parties have been duly authorized under applicable Environmental Laws to transport such waste and have transported or disposed of such wastes in compliance with all applicable Environmental Laws.

                  (d) Except as set forth in SCHEDULE 5.14.3, neither Seller has received within five years prior to the date hereof any written notice from any governmental authority that past or present conditions of the Acquired Assets violate any applicable legal requirements or to each Sellers' knowledge could be made the basis of any claim, citations, proceeding, or investigation, based on or related to violations of employee health and safety requirements.

         5.15 Litigation. Except as listed and briefly described on SCHEDULE 5.15, there are no claims, charges, arbitrations, grievances, actions, suits, proceedings, or investigations pending, or to either Seller's knowledge, threatened against, or adversely affecting the Furniture Business or any of the Acquired Assets, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. To the knowledge of Sellers, there is no set of facts exists which could reasonably be expected to lead to such litigation, proceeding or claim. Neither Seller is in default under or in violation of any order, writ, injunction, or decree of any federal, state, municipal court, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Furniture Business or the Acquired Assets. To the knowledge of either Seller, neither of the Sellers has received any inquiry, written or oral, from any federal, state, or local agency concerning the Furniture Business since January 1, 1996.

         5.16 Absence of Changes. Except as set forth on SCHEDULE 5.16, from the date of the balance sheet included in the Management Prepared Statements through the date of this Agreement, the Furniture Business has been conducted in the ordinary course and in substantially the same manner as it was before the date of the balance sheet included in the Management Prepared Statements. Since the date of such balance sheet, except as disclosed on SCHEDULE 5.16, there has been no (i) material adverse change in the business condition (financial or otherwise) or results of operations of the Furniture Business (other than as a result of a change in the manner in which the financials of Sellers would be required to be disclosed under GAAP as a result of a change which occurs in GAAP as released by the Financial Accounting Standards Board between the date hereof and the Closing Date); (ii) any event that has had or may reasonably be expected to have a Material Adverse Effect; (iii) write down or write up of the value of any Inventory (including write-downs by reason of shrinkage or markdowns), except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice and in accordance with SECTION 3.3(b);
(iv) sale, transfer or other disposition of any of the Acquired Assets, except in the ordinary course of business consistent with past practice; (v) grant or incurrence of any obligation for any increase in the salary, perquisite, fringe benefits or other compensation of any Hired Employee of either Seller (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, retirement, or other plan or commitment), except for raises to employees in the ordinary course of business consistent with past practice; or
(vi) agreement, so as to legally bind either Seller whether in writing or otherwise, to take any of the actions set forth in this SECTION 5.16 and not otherwise disclosed pursuant to or permitted by this Agreement.

         5.17 Brokers and Finders. Except as set forth on SCHEDULE 5.17, neither Seller nor any affiliate has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents.

         5.18 Labor Matters. SCHEDULE 5.18.1 contains a complete and correct list of all present employees and sales representatives employed or engaged by each Seller in the Furniture Business (but such Schedule also includes some employees of the Automotive Business who will be used in performing under the Fabric Supply Agreement), and SCHEDULE 5.18.2 contains a complete and correct list of such employees and sales representatives in the Furniture Business who earn $75,000 or more in base salary, which schedule shall set forth such employees' base salary, any bonus received by any of them during or in respect of the twelve (12) months ended December 31, 1999, their current remuneration, the amount of any increase in salary, perquisite, fringe benefits or other compensation since December 31, 1998, and a description of all perquisites and fringe benefits they receive or are eligible to receive. Neither Seller, within the last three (3) years, has experienced any organized slowdown, work interruption, strike, or work stoppage by employees of either Seller engaged in the Furniture Business. Neither Seller is a party to nor does either Seller have any obligation pursuant to any oral and legally binding or written agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of the employees of either Seller engaged in the Furniture Business, nor is either Seller obligated under any agreement to recognize or bargain with any labor organization or union on behalf of such employees. With respect to the Furniture Business, neither Seller is liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing. Except as set forth on SCHEDULE 5.18.3, neither Seller is party to or obligated under any outstanding agreement, policy, practice, plan, program or arrangement with respect to bonus or severance payments or any form of severance compensation, change in control payments or bonuses related to a sale of the Furniture Business with respect to any Employee.

         5.19     Approvals; Permits; Licenses. Except as described on SCHEDULE
5.19 and other than permits with regard to Environmental Laws or Environmental Conditions, each Seller, with respect to the Furniture Business, has obtained all governmental approvals, authorizations, permits, licenses, and orders required for the lawful operation of the Furniture Business as presently conducted, the absence of which reasonably would be expected to have a Material Adverse Effect.

         5.20     Taxes.

                  (a) Except as set forth on SCHEDULE 5.20.1, each Seller, with respect to the Furniture Business, has timely filed, and as of the Closing Date will have timely filed, all federal and foreign income tax returns, all state, county, and local income, franchise, property, sales, use, unemployment, and all other tax returns in each other jurisdiction where such returns are required to be filed on or prior to the Closing Date, taking into account any extensions of the filing deadlines which have been validly granted to such Seller. Each Seller, with respect to the Furniture Business, has paid, or by the Closing Date will have paid, all federal, state, county, and local income, franchise, property, sales, use, and all other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period ended on or prior to the Closing Date whether shown as due on such returns or not, or is contesting in good faith such taxes and assessments, in which event such Seller has disclosed the details of such contests on SCHEDULE 5.20.1. The Sellers have disclosed on SCHEDULE 5.20.1 any agreement or document extending or having the effect of extending the period for assessment or collection of any taxes. Attached as SCHEDULE 5.20.2 are complete and correct copies of all real and personal property, ad valorem, tax bills of each Seller for the year 1999 that have been received by such Seller prior to the date hereof, relating to the Acquired Assets, including the Real Property, the Leased Real Property, and Vehicles.

                  (b) SCHEDULE 5.20.1 provides a brief description of any pending federal, state and local tax disputes in which either Seller, with respect to the Furniture Business, is alleged to be liable or in which either Seller is claiming a refund, including the nature and amount of the controversy, the respective positions of the Parties as to any amounts claimed to be due thereunder, and the current status thereof.

                  (c) Each Seller has withheld and paid all income and social security taxes required to have been withheld and paid to or deposited with the appropriate government agency in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (d) With respect to the Furniture Business, no claim or investigation is pending, or to the best of either Seller's knowledge, threatened, by any state, local, or other jurisdiction alleging that either Seller has a duty to file tax returns and pay taxes or is otherwise subject to the taxing authority of any jurisdiction, nor has either Seller received any notice or questionnaire from any such jurisdiction which suggests or asserts that either Seller, with respect to the Furniture Business, may have a duty to file such returns and pay such taxes, or otherwise is subject to the taxing authority of such jurisdiction.

                  (e) Neither Seller has filed a consent under Code Section 341(f), relating to collapsible corporations. Neither Seller has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be nondeductible under Code
Section 280G. Neither Seller has been a United States real property holding corporation, within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii). Except as listed on SCHEDULE 5.20.3, neither Seller is a party to any tax allocation or sharing agreement currently in effect. Except with respect to other members of Sellers' affiliated group filing a consolidated federal income tax return, neither Seller has any liability for the taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (f) Except as set forth in SCHEDULE 5.20.3, neither Seller currently, or within the last five (5) years has been, the subject of any audit, examination, investigation or inquiry of any federal, state, local or foreign jurisdiction concerning any filing or any tax return or information.

         5.21     Employee Benefit Plans.

         (a) SCHEDULE 5.21 contains a list of every Employee Benefit Plan (as hereinafter defined) that covers or has covered employees of any Seller engaged in the Furniture Business ("Employees"). Complete and correct copies of such Employee Benefit Plans, and any amendments thereto, trust agreements, other funding arrangements, plan documents, determination letters, rulings, opinion letters, information letters, advisory opinions, annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, summary annual reports, the most recent summary plan description, including any summaries of material modifications, prepared for any Employee Benefit Plan with respect to the most recent three plan years have been furnished or made available to Purchaser.

         "Employee Benefit Plan" means collectively, each pension, retirement, profit-sharing, executive compensation, deferred compensation, flexible spending account, cafeteria plan, stock option, share purchase, employee stock ownership, severance pay, vacation, holiday, disability, medical, vision, dental, life insurance, bonus or incentive plan, or any other written or unwritten employee plan, policy, practice, program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, including, without limitation, any "employee benefit plan," as that term is defined in
Section 3(3) of ERISA currently or previously adopted, maintained by, sponsored in whole or in part by, or contributed to by either Seller or any member of its controlled group (as defined in Code Section 414(b), (c), (m), or (o)).

         (b) Each Employee Benefit Plan and their related trusts are in compliance with applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws. Each Employee Benefit Plan that is a group health plan (as defined in Code
Section 5000(b)(1)) has been operated in compliance with COBRA 4980B and Part 6 of Title I of ERISA, except where the failure to so comply reasonably would not be expected to have a Material Adverse Effect.

         (c) Other than routine claims for benefits, there are no unresolved claims, disputes, litigation, arbitration or other proceeding under the terms of, or in connection with, the Employee Benefit Plans and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any Employee Benefit Plan, including any inquiry or investigation by any governmental agency.

         (d) To Sellers' knowledge, no event has occurred which will or could give rise to disqualification of any Employee Benefit Plan or loss of intended tax consequences under the Code. To Sellers' knowledge, no "party in interest" (as defined in ERISA Section 3(14)) or "disqualified person" (as defined in Code Section 4975(e)(2)) of any Employee Benefit Plan has engaged in any nonexempt "prohibited transaction" (described in Code Section 4975(c) or ERISA Section 406) with respect to any Employee Benefit Plan. There has been no
(i) "reportable event" (as defined in ERISA Section 4043), or event described in ERISA Sections 4041, 4042, 4062 (including 4062(e)), 4063, 4064 or 4069, or (ii)
termination or partial termination, withdrawal or partial withdrawal (within the meaning of ERISA Section 4201) with respect to any Employee Benefit Plan.

         (e) All contributions with respect to each Employee Benefit Plan that is subject to Code Section 412 or ERISA Section 302 have been timely made, and there is no lien nor is there expected to be a lien under Code Section 412(n) or ERISA Section 302(f) or tax under Code Section 4971. No Employee Benefit Plan has a "liquidity shortfall" as defined in Code Section 412(m)(5). Neither Seller, nor any member of a group of trades or businesses under common control with either Seller (as defined in Code Sections 414(b), (c), (m), or
(o)), have had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

         (f) Each Seller shall be responsible for complying with the requirements of Code Section 4980B and Part 6 of Title I of ERISA for its employees (including those employees who are hired by the Purchaser on or after the Closing) and their "qualified beneficiaries" who has had a "qualifying event" (as such terms are defined in Code Section 4980B) occurs on or prior to the Closing Date. Except as set forth on SCHEDULE 5.21, or for obligations under Code Section 4980B and Part 6 of Title I of ERISA, neither Seller, nor any Employee Benefit Plan, has any obligation to provide or liability for health care or life insurance benefit after the termination of employment.

         5.22 Compliance with Laws. Neither Seller, with respect to the Furniture Business (except with respect to the Environmental Conditions or Environmental Liabilities, Taxes represented in SECTION 5.20, and Employee Benefit Plans represented in SECTION 5.21), is engaging in any activity or omitting to take any action with respect to the Furniture Business or the Acquired Assets that is or creates a violation of any law, statute, ordinance, or regulation applicable to the Furniture Business, or to the Acquired Assets, which would have a Material Adverse Effect. Neither the Furniture Business nor any of the Acquired Assets are subject to any judgment, order, writ, injunction, or decree issued by any court or any governmental or administrative body or agency that has a Material Adverse Effect. Each Seller is in compliance with all applicable laws, regulations, and orders issued by any court or governmental or administrative body or agency where a failure so to comply would have a Material Adverse Effect on either the Furniture Business or the Acquired Assets.

         5.23 Governmental Approval and Consents. No consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance of this Agreement by each Seller or the consummation by each Seller of the transactions contemplated hereby.

         5.24 Customer Relations. To the knowledge of each Seller, there has not been any material adverse change in relations with any Current Material Customer of either Seller as a result of the disclosure of the transactions contemplated by this Agreement as of the date of this Agreement. Except as set forth on SCHEDULE 5.24, as of the date of this Agreement, no Current Material Customer of either Seller has notified either Seller that it intends to either
(i) terminate its contractual arrangements with either Seller or (ii) curtail the amount of business it currently does with either Seller. For purposes of this SECTION 5.24, "Current Material Customer" means the 20 largest customers of the Furniture Business (determined by gross revenue) from which payments were received in Sellers' fiscal years ended January 2, 1999 and January 1, 2000.

         5.25 Correctness of Representations. No representation or warranty of either Seller in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto, contains, or on the Closing Date will contain, any untrue statement of material fact or omits, or on the Closing Date will omit, to state any fact necessary in order to make the statements contained therein not misleading in any material respect, and all such statements, representations, warranties, Exhibits, certificates, and except to the extent supplemented in accordance with the terms hereof prior to Closing, the Schedules shall be complete and correct in all material respects on and as of the Closing Date as though made on that date (except for such representations and warranties that are qualified by their terms by a reference to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties, which representations and warranties as so qualified shall be complete and correct in all respects).

         5.26 Definition of "Knowledge". The phrases "to the knowledge of Sellers," "Sellers have not received notice," "to either Seller's knowledge," "to either Seller' knowledge," "Sellers have not been notified," "neither Seller is aware," "known to either Seller," and any other similar phrases as used herein refer to the executive officers and employees of each Seller listed on
SCHEDULE 5.26. Information shall be deemed to be known to each Seller if that information is actually known or reasonably should have been known by any such persons in each case after due inquiry by such person.

                                    ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Sellers as follows:

         6.1 Organization and Qualification. Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to conduct its business, to own, lease, or operate its properties in the places where such business is conducted and such properties are owned, leased, or operated.

         6.2 Power and Authority. Purchaser has full power and authority to enter into and to perform its obligations under this Agreement and the other Acquisition Documents and to consummate the transactions contemplated hereby and thereby. The Acquisition Documents executed by Purchaser have been duly executed and delivered and constitute legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, by the exercise of judicial discretion in accordance with general equitable principles or by equitable defenses that may be applied to the remedy of specific performance.

         6.3 No Violation or Consent. Neither the execution and delivery by Purchaser of any of the Acquisition Documents to which Purchaser is a party nor the consummation by Purchaser of the transactions contemplated thereby will (i) violate Purchaser's corporate documents, (ii) violate any provisions of law or any order of any court or any governmental unit to which Purchaser is subject, or by which its assets are bound, (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Purchaser is a party or by which it or any of its assets may be bound, or (iv) result in the creation of a lien, charge or encumbrance upon any of its assets, or result in the acceleration of the maturity of any payment date of any of its liabilities.

         6.4 Litigation. There is no suit, action, proceeding, claim or investigation pending, or, to Purchaser's knowledge, threatened, against Purchaser in respect of the consummation of the transactions contemplated hereby, or in which an adverse outcome will affect the Purchaser's business, operations, assets or financial condition.

         6.5 Correctness of Representations. No representation or warranty of Purchaser in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto contains, or on the Closing Date will contain, any untrue statement of material fact or omits or, on the Closing Date, will omit, to state any fact necessary in order to make the statements contained therein not misleading in any material respect, and all such statements, representations, Exhibits, and certificates shall be complete and correct on and as of the Closing Date as though made on that date (except for such representations and warranties that are qualified by their terms by a reference to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties, which representations and warranties as so qualified shall be complete and correct in all respects as though made on that date).

         6.6 Brokers and Finders. Neither Purchaser nor any affiliate of Purchaser has incurred any obligation or liability to any party, other than SunTrust Equitable Securities Corporation, for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents.

         6.7 Governmental Approval and Consents. No consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

                                    ARTICLE 7
                              INTENTIONALLY DELETED

                                    ARTICLE 8
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions all or any of which may be waived in writing, in whole or in part, by Purchaser:

         8.1 Representations and Warranties. All material information required to be furnished or delivered by either Seller pursuant to this Agreement shall have been furnished or delivered as of the date hereof and as of the Closing Date, as required hereunder; the representations and warranties made by either Seller in ARTICLE 5 shall be complete and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except for such representations and warranties that are qualified by their terms by a reference to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties, which representations and warranties as so qualified shall be complete and correct in all respects) except that such representations and warranties may be untrue or incorrect as a result of actions or transactions expressly permitted by this Agreement or actions or transactions of either Seller made with the prior written consent of Purchaser).

         8.2 Compliance by Sellers. Each Seller shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by either Seller on or prior to the Closing Date.

         8.3 No Injunction; Etc. No action, proceeding, investigation, regulation, or legislation shall be pending or threatened which seeks to enjoin, restrain, or prohibit Purchaser, or to obtain substantial damages from Purchaser, in respect of the consummation of the transactions contemplated hereby, or which seeks to enjoin the operation of all or a material portion of the Furniture Business or the Acquired Assets, which, in the reasonable judgment of Purchaser, would make it inadvisable to consummate the transactions contemplated by this Agreement.

         8.4 No Adverse Change. There shall not have been any adverse change or decline in value in the Acquired Assets or the Furniture Business in an aggregate amount in excess of $200,000 since the date hereof.

         8.5 Operation in the Ordinary Course. Since January 1, 2000, each Seller shall have operated the Furniture Business of Sellers in the ordinary course (except to the extent applicable as otherwise permitted by this Agreement or as agreed to by Purchaser as evidenced by Purchaser's prior written consent).

         8.6 Consents; Authorizations; Approval of Legal Matters. Purchaser shall have received a complete and correct copy of each consent and waiver identified on SCHEDULE 4.5 (other than the Major Equipment Leases). All authorizations, orders, or approvals of any governmental commission, board, or other regulatory body, shall have been obtained. Purchaser shall be reasonably satisfied with the terms, conditions, and restrictions of and obligations under each such authorization, order, or approval. Additionally, each Seller shall have complied with any and all options, repurchase agreements, and rights of first refusal relating to the Acquired Assets such that all applicable rights of third parties thereunder have either expired, lapsed or been waived.

         8.7 Title Commitments; Satisfaction of Title Objections and Release of Certain Liens. Provided that Purchaser has used its best efforts to acquire the following at Purchaser's sole cost and expense, Purchaser shall have received commitments from Chicago Title Insurance Company for the issuance to Purchaser at the Closing of a full coverage, standard, revised ALTA-1987 Owner's Policy of Title Insurance, Form B, for each parcel of Real Property (or Leased Real Property, as applicable) (the "Title Commitments") and the Survey, all of which shall be reasonably satisfactory to Purchaser. Each Seller shall have satisfied Purchaser's title objections to the extent elected by Purchaser under SECTION
4.3 and, in addition, Purchaser at its discretion shall have received Uniform Commercial Code searches (which searches shall be made or caused to be made by and at the expense of Purchaser) of filings made pursuant to ARTICLE 9 thereof in all jurisdictions where any of the Acquired Assets are located, in form, scope, and substance reasonably satisfactory to Purchaser and its counsel, which searches shall reflect the release or termination of liens, claims, security interests, or encumbrances against any of the Acquired Assets disclosed thereby that are not Permitted Encumbrances or Known Exceptions, and to the extent any such release or termination is not reflected of record, Purchaser shall have received evidence reasonably satisfactory to it, that all such liens and encumbrances against the Acquired Assets other than Permitted Encumbrances or Known Exceptions have been released or terminated prior to or at the Closing.

         8.8 Closing Deliveries. All opinions, certificates, assignments, orders, and other documents and instruments required to be delivered by each Seller at Closing as provided in SECTION 4.2(a) shall have been delivered in form and substance satisfactory in all reasonable respects to Purchaser and its counsel and Sellers and their counsel.

         8.9 Condition of Acquired Assets. On the Closing Date, all of the Acquired Assets shall be in substantially the same condition as at the close of business on the date hereof, except for ordinary use and wear thereof and changes occurring in the ordinary course of business or expressly permitted by this Agreement between the date hereof and the Closing Date; provided, however, if on or prior to the Closing Date any of the Acquired Assets shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other similar cause or event beyond the reasonable power and control of each Seller to an extent which, in the reasonable opinion of Purchaser, materially affects the value of the Acquired Assets, taken as a whole, results in the loss or destruction of Acquired Assets with a value in the aggregate of $200,000 or more, Purchaser, in its sole discretion, shall have the right (i) to terminate this Agreement and all of Purchaser's obligations hereunder without incurring any liability to either Seller as a result of such termination, or (ii) to consummate the transactions provided for herein and be paid the full amount of all insurance proceeds, if any, paid or payable to either Seller, in respect of such loss, or (iii) to the extent agreed to by the Sellers, to consummate the transactions provided for herein and be paid the full amount of all insurance proceeds, if any, paid or payable to either Seller, in respect of such loss, and a reduction in the Purchase Price agreed to in writing by the Parties hereto.

                                    ARTICLE 9
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

         The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date hereunder, of each of the following conditions, all or any of which may be waived, in whole or in part, by Sellers.

         9.1 Representations and Warranties. All material information required to be furnished or delivered by Purchaser pursuant to this Agreement shall have been furnished or delivered as of the date hereof and the Closing Date as required hereunder; the representations and warranties made by Purchaser in ARTICLE 6 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except for such representations and warranties that are qualified by their terms by a reference to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties, which representations and warranties as so qualified shall be true and correct in all respects).

         9.2 Compliance by Purchaser. Purchaser shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by Purchaser on or before the Closing Date.

         9.3 No Injunction; Etc. No action, proceeding, investigation, regulation, or legislation shall be pending or overtly threatened which seeks to enjoin, restrain, or prohibit Sellers, or to obtain substantial damages from Sellers, in respect of the consummation of the transactions contemplated hereby, which, in the reasonable judgment of Sellers, would make it inadvisable to consummate such transactions.

         9.4 Closing Deliveries. All payments, opinions, certificates, assignments, orders and other documents and instruments required to be delivered by Purchaser as provided in SECTION 4.2(b) shall have been delivered in form and substance satisfactory in all reasonable respects to Sellers and their counsel.

         9.5 Major Equipment Lease Releases. Sellers shall have been released from the Major Equipment Leases.


                                   ARTICLE 10
                                MUTUAL COVENANTS

         10.1 Governmental Filings. To the extent not already completed, Purchaser and each Seller, to the extent legally required, shall promptly prepare, file, and diligently prosecute at the earliest practicable time after the date hereof all applications and filings required by federal or state law in order to effect the transactions contemplated by this Agreement.

         10.2 Conditions Precedent. Each Seller shall use its reasonable good faith efforts to satisfy the conditions enumerated in ARTICLE 8 hereof. Purchaser shall use its reasonable good faith efforts to satisfy the conditions enumerated in ARTICLE 9 hereof.

         10.3 Further Mutual Covenants. Purchaser and Sellers shall each take all actions contemplated by this Agreement, and, subject to Purchaser's and Sellers' right to terminate this Agreement pursuant to ARTICLE 13 hereof, do all things reasonably necessary to effect the consummation of the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement, Purchaser and Sellers shall each refrain from knowingly taking or failing to take any action which would render any of the representations or warranties contained in ARTICLES 5 or 6 of this Agreement in any material respect inaccurate as of the Closing Date. Each Party shall promptly notify the other Party of any action, suit, or proceeding that shall be instituted or threatened against such Party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

         10.4     Prorations.

                  (a) To the extent not included in the Assumed Liabilities, the Real Property Taxes and Personal Property Taxes (as hereinafter defined) (collectively, the "Proration Items"), shall be prorated directly between the Sellers and the Purchaser as provided in this SECTION 10.4.

                  (b) For purposes of this SECTION 10.4, the capitalized terms set forth below shall have the following meanings:

                           (i)      "Real Property Taxes" shall mean ad valorem
taxes imposed upon the Real Property and any portion of the Leased Real Property, general assessments imposed with respect to the Leased Real Property and special assessments upon the Leased Real Property, whether payable in full or by installments prior to the Closing Date; and

                           (ii)     "Personal Property Taxes" shall mean ad
valorem taxes imposed upon the Acquired Assets other than the Real Property or the Leased Real Property.

                  (c) As to the Real Property and Acquired Assets in Yadkin County, North Carolina, all Proration Items that are not included in the Assumed Liabilities shall be treated as follows: (i) Sellers shall be debited for and shall credit to Purchaser at the Closing Sellers' prorated share of the Proration Items apportioned to Sellers through the Closing Date, such proration to be calculated on a calendar year basis and based initially on the amount of the previous year's taxes, (ii) Sellers shall provide Purchaser the original tax bills for the year 2000 for the Proration Items when such tax bills are issued if they are sent directly to Sellers; and (iii) Purchaser shall be responsible for paying in full the year 2000 amount of the Proration Items; however, Purchaser shall recalculate the proration of the Proration Items based on the actual tax amount for the year 2000, and if the amount debited from Sellers differs by more than $500 from the recalculated amount, then Purchaser shall provide Sellers notice of the recalculated amount and, as applicable, Sellers shall pay to Purchaser the shortage in the debited amount or Purchaser shall pay to Sellers the overage in the debited amount, within twenty (20) days after receipt of such notice.

                  (d) As to the Real Property and Acquired Assets in Surry County, North Carolina, all Proration Items not included in the Assumed Liabilities shall be treated as follows: (i) there shall not be any debit or credit at the Closing for the Proration Items, (ii) Sellers shall provide Purchaser the original tax bills for the year 2000 for the Proration Items when such tax bills are issued if they are sent directly to Sellers; (iii) Purchaser and Sellers shall calculate the proration of the Proration Items based on the actual tax amount for the year 2000, apportioned to the Sellers through the Closing Date as to the Real Property and Acquired Assets acquired by Purchaser and apportioned to the Sellers through the end of the calendar year as to any real estate or personal property retained by Sellers (or not acquired by Purchaser) that is assessed in the same tax bills as the Real Property and Acquired Assets; (iv) such proration shall be calculated on a calendar year basis, and shall also be calculated and further prorated based upon a review of the assessment information available from the applicable taxing authority to determine the amount of such taxes derived from the assessed value of the land in such tax bills (and prorated as to Purchaser based on the relative acreage acquired by Purchaser to the total acreage assessed in such tax bill), the amount of such taxes derived from the assessed value of the buildings and improvements (and prorated as to Purchaser based on the relative assessed value of the buildings and improvements acquired by Purchaser to the total assessed value of the buildings and improvements assessed in such tax bill), and the amount of such taxes derived from the assessed value of personal property (and prorated as to Purchaser based on the relative assessed value of the items of personal property acquired by Purchaser to the total assessed value of the personal property assessed in such tax bill); (v) after Purchaser's and Sellers' determination of Sellers' prorated share of the Proration Items, Sellers shall provide to Purchaser Seller's check(s) payable to the applicable taxing authority for Sellers' prorated share of the Proration Items within twenty (20) days after receipt of such notice, and (vi) Purchaser shall be responsible for paying in full (and before they become delinquent) the Proration Items for the year 2000 by presenting such check(s) from Sellers along with Purchaser's check(s) for the balance of the Proration Items to the applicable taxing authority, and Purchaser shall furnish Sellers a copy of the receipt from the applicable taxing authority evidencing such payment.

                  (e) The Parties shall fully cooperate to avoid, to the extent legally possible, the payment of duplicate Personal Property Taxes, and each Party shall furnish, at the request of the other, proof of payment of any Personal Property Taxes or other documentation which is a prerequisite to avoiding payment of a duplicate tax. In the event that either Party (the "Payor") pays a Proration Item for which the other Party (the "Payee") is obligated in whole or in part under this SECTION 10.4, the Payor shall present to the Payee evidence of payment and a statement setting forth the Payee's proportionate share of such Proration Item, and the Payee shall promptly pay such share to the Payor. In the event either Party (the "Recipient") receives payments of a Proration Item to which the other Party (the "Beneficiary") is entitled in whole or in part under this Agreement, the Recipient shall promptly pay such share to the Beneficiary. The Parties shall also cooperate following the Closing in dealing with the tax assessor's office in Surry County to properly allocate Purchaser's property and Seller's property into separate tax bills.

                  (f) In the event there exists as of the Closing Date any pending appeals of ad valorem tax assessments with regard to any Acquired Assets, the continued prosecution and/or settlement of such appeals shall be subject to the direction and control of Purchaser with respect to assessments for the year within which the Closing occurs.

                                   ARTICLE 11
                              POST CLOSING MATTERS

         11.1 Access to Log Cabin. Sellers agree to lease to Purchaser the property commonly referred to as the Log Cabin (including the main building, surrounding cabins and amenities) located in Surry County, North Carolina, pursuant to a Lease Agreement substantially in the form of EXHIBIT H.

         11.2 Employment of Employees. On the Closing Date, Purchaser agrees to offer, or cause its affiliate to offer, employment to Jeff Irwin and Derrill Rice at competitive salaries and benefits to perform substantially the same responsibilities as on the date hereof. In addition, except as set forth on
SCHEDULE 11.2.1 (which Schedule will be delivered to Sellers not less than four
(4) days prior to the Closing Date), Purchaser will offer, or cause its affiliate to offer, employment, on such terms and conditions as Purchaser may establish, to those employees shown on SCHEDULE 5.18.1. All employees of the Furniture Business accepting Purchaser's offer of employment, together with Jeff Irwin and Derrill Rice, are hereinafter referred to as the "Hired Employees." Except for the Assumed Liabilities (as to which Purchaser shall be responsible), each Seller shall be responsible for the payment of any amounts due to its employees (including the Hired Employees) pursuant to the Employee Benefit Plans as a result of the employment of its employees, and, in determining bonuses and other similar payments due to Hired Employees for any period ended on or prior to the Effective Time. Each Seller shall, if payment thereof will occur after the Effective Time, waive any requirement that such employees be employees of either Seller on the date such bonuses or other similar payments are paid. Except as specifically set forth in SCHEDULE 2.1(b), and except for Assumed Liabilities (as to which Purchaser shall be responsible), Sellers shall be responsible for all incurred but unreported medical claims and unpaid medical claims occurring prior to the Effective Time and for the cost associated with any hospital confinement which commences prior to the Effective Time. Sellers shall be responsible for (a) all liabilities arising under the Employee Benefit Plans, or (b) liabilities associated with any leaves taken prior to the Closing Date in connection with the Family and Medical Leave Act of 1993. Effective on the Closing Date, each Seller shall, and hereby does, release all Hired Employees from any employment and/or confidentiality agreement previously entered into between either Seller and such Hired Employees relating to the Furniture Business to the extent (but only to the extent) necessary for Purchaser to operate the Furniture Business in the same manner as operated by Sellers prior to the Closing Date. Each Hired Employee shall be credited for their uninterrupted length of service with Sellers for any "employee pension benefit plan" (within the meaning of ERISA) maintained by Purchaser or Purchaser's affiliate which a Hired Employee from and after the Closing is or becomes eligible to participate and elects to so participate (to the extent an election is so required). Seller agrees to amend their 401(k) plan to the extent necessary to permit, in accordance with Section 401(k)(10)(A)(ii) of the Code and regulations thereunder, each Hired Employee to elect to a lump sum distribution of their vested account balance after Closing.

         11.3 Sellers' Employee Benefit Plans. The active participation of the Hired Employees in the Employee Benefit Plans shall cease as of the Closing Date and Purchaser is not adopting or continuing the Employee Benefit Plans. Purchaser shall not be liable for any severance pay, change in control payment, bonus related to a sale of Chatham or the Furniture Business, bonus related to duration of employment, year 2000 compliance or similar compensation due to any employee of either Seller, including any Hired Employees, other than the Divisional Change In Control Agreements assumed by Purchaser in accordance with
SECTION 2.1(D) hereof. Except for Assumed Liabilities (as to which Purchaser shall be responsible), Purchaser shall assume no responsibility with regard to any Employee Benefit Plans of either Seller. As of the Closing

Date, each Seller shall fully vest all Hired Employees in each Employee Benefit Plan that is an "employee pension benefit plan" within the meaning of ERISA. To the extent necessary, each Seller may continue to communicate with the Hired Employees regarding their rights and entitlement to any benefits under the Employee Benefit Plans, subject to Purchaser's prior approval as to the time of such communication, which consent shall not be unreasonably withheld.

         11.4 Employee Files. To the extent permitted by law, on the Closing Date, or as soon as practicable thereafter, each Seller shall deliver to a designee of Purchaser a copy of all historical personnel records of each of the Hired Employees.

         11.5 Non-Solicitation. Each Seller shall terminate effective as of the Closing Date all employment agreements it has with any of the Hired Employees. Until the expiration of two (2) years after the Closing Date, each Seller shall not directly or indirectly solicit (it being understood that general newspaper advertisements or other general circulation materials not targeted at Hired Employees will not be deemed to be solicitations hereunder) any Hired Employee who is then an employee of Purchaser. Until the expiration of two (2) years after the Closing Date, Purchaser shall not directly or indirectly solicit (it being understood that general newspaper advertisements or other general circulation materials not targeted at any employees of Sellers will not be deemed to be solicitations hereunder) any person who is an employee of either Seller immediately following the Closing.

         11.6 Covenant Not to Compete. Each Seller agrees that for a period of five (5) years commencing on the Closing Date, it will not (i) within the Territory (as hereinafter defined), either directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise where such business is engaged in the manufacture and marketing of upholstery fabrics for use in the contract or residential furniture industry (which does not include the manufacture, marketing and/or sale of finished or dyed fabrics of a construction the same or similar to that manufactured by CMI's greige goods business into the contract or residential furniture fabrics markets) ("Prohibited Business") or (ii) sell or solicit to sell any products or services in the Prohibited Business to any person, firm, corporation, partnership or association which has been a customer of the Furniture Business during the one (1) year period immediately preceding the Closing. As used herein, the term "Territory" means those jurisdictions and areas set forth on SCHEDULE 11.6. The Parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this
SECTION 11.6 should ever be deemed to exceed the limitation permitted by applicable law, then the Parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

         11.7 Discharge of Furniture Business and Related Obligations. From and after the Closing Date, each Seller shall pay and discharge, in accordance with past practice, all obligations and liabilities incurred prior to the Closing Date in respect of the Furniture Business, its operations or the assets and properties used therein and the Acquired Assets (except for those expressly assumed by Purchaser hereunder), including, without limitation, any liabilities or obligations to employees and customers of the Furniture Business.

         11.8 Maintenance of Books and Records. Each of Sellers and Purchaser shall preserve until the seventh anniversary of the Closing Date all Books and Records possessed or to be possessed by such Party relating to any of the assets, liabilities or business of the Furniture Business prior to the Closing Date. Each Seller shall give Purchaser written notice of any Books and Records discovered by either Seller that were not transferred to Purchaser because such Books and Records were not located on the Real Property or the Leased Real Property. After the Closing Date, where there is a legitimate purpose, each Party shall provide the other Parties and their representatives with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such Party and (ii) the books of account and records of such Party, but, in each case, only to the extent relating to the assets, liabilities or operations of the Furniture Business prior to the Closing Date or the performance of the Assumed Liabilities, and the other Parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such Party; and further, provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such Party, the requesting Party, its affiliates, officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such Party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such Party, through sources other than the requesting Party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a Party if such Party sends to the other Parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 60th day after such notice is given unless another Party objects to the destruction in which case the Party seeking to destroy the records shall deliver such records to the objecting Party.

         11.9 Payments Received. Sellers and Purchaser each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other Party, including without limitation, any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, Purchaser shall have the right and authority to endorse without recourse the name of either Seller on any check or any other evidences of indebtedness received by Purchaser on account of the Furniture Business and the Acquired Assets transferred to Purchaser hereunder.

         11.10 UCC Matters. From and after the Closing Date, Sellers will promptly refer all inquiries with respect to ownership of the Acquired Assets or the Furniture Business to Purchaser. In addition, Sellers will execute such documents and financing statements as Purchaser may reasonably request from time to time to evidence transfer of the Acquired Assets to Purchaser, including any necessary assignments of financing statements.

         11.11 Cooperation. Sellers and Purchaser shall cooperate with each other in all reasonable respects in connection with the defense of any claim included within any Assumed Liability or Excluded Liability, as the case may be, including making available records relating to such claim and furnishing, management employees of the Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as a witness in any proceeding relating to such claim; provided, however, that the foregoing right to cooperation shall not be exercisable by one Party in such a manner as to interfere unreasonably with the normal operations and business of the other Party and subject to reimbursement for all reasonable expenses associated therewith which are pre-approved by the other Party.

         11.12 Insurance. (a) Following the date hereof, the Parties hereto shall give to each other prompt notice of the assertion by any person of any claim against Sellers or any of their affiliates, or Purchaser or any of its affiliates which Parties to the Furniture Business, and might be subject to the insurance coverage maintained and/or made available by Sellers prior to the Closing under any insurance policy, including, without limitation, the insurance policies identified on SCHEDULES 5.13. The Parties hereto shall cooperate with each other, and their respective affiliates, and any applicable insurance carrier in any investigation by any such Party, or any applicable insurance carrier, of any such claim, including, without limitation, any currently pending claim which relates to a pre-Closing occurrence; and the Parties hereto shall give to each other, and their respective affiliates, and any applicable insurance carrier, access to the books, records and personnel of such Parties to the extent reasonably necessary to enable such other Party and its affiliates, and any applicable insurance carrier, to investigate such claim.

         (b) No covenant or agreement by Purchaser to indemnify Sellers, by Sellers to indemnify Purchaser or by Sellers and Purchaser regarding the apportionment of Liabilities of the Furniture Business shall release, or be deemed to release, any insurer of any claim under their policies of insurance.

         (c) To the extent the policies are "claims made" rather than "occurrences" policies, following the Closing Date, Sellers shall maintain in full force and effect those policies of insurance set forth on SCHEDULE 5.13, or policies providing similar coverage for the same claims period, with the same policy limits, for a period of five (5) years following the Closing with respect to general liability or products liability policies.

         11.13 Payment of Incentive Contracts. Sellers shall pay in accordance with the terms and conditions contained therein, all amounts due and owing under those certain (i) letter agreements dated on or about August 10, 1999, with Bill Phillips, Ali Augustine, Don Anderson, Dan Murphy, and Dexter Thompson regarding year 2000 compliance, and (ii) agreement with Derrill Rice dated August 4, 1999 regarding incentive bonus.

         11.14    Operation and Conveyance of Waste Water Treatment Facility.

         (a) Immediately following the Closing Date, Sellers shall cause the real and personal property and improvements commonly known as the waste water treatment facility, currently owned and utilized by Sellers adjacent to the Real Property located in Surry County, North Carolina, as more particularly described on SCHEDULE 11.14.1 (such real property and improvements and personal property located thereon herein referred to as the "Facility") to be transferred to a wholly owned subsidiary of CMI or Chatham LLC (hereinafter "Chatham Sub"), and to the extent permitted under applicable law, shall transfer to Chatham Sub all permits related to the Facility. Immediately following the Closing Date, Purchaser shall engage a third party operator to operate and maintain the Facility (the "Third Party Operator") and shall be responsible for all operating costs of the Facility (including real property and personal property taxes assessed thereon) other than Seller's Portion of the Post-Closing Improvement Cost; provided, however, Purchaser shall be entitled to reimbursement for usage of the Facility pursuant to the Services Agreement and SECTION 11.14(c).

         (b) Immediately following the Closing Date, Purchaser shall cause to be made to the Facility those improvements and modifications reflected on
SCHEDULE 11.14.2 and shall commence those remediation and corrective action items related to the Facility as reflected on SCHEDULE 11.14.2 (collectively, the "Post-Closing Improvements"). The cost incurred in connection with the Post-Closing Improvements are herein referred to as the "Post-Closing Improvements Costs." The components of the Post-Closing Improvements may be modified from time to time by Purchaser to the extent Purchaser reasonably determines that the related expenditures are not necessary to the achieve the essential purpose of the items set forth on SCHEDULE 11.14.2; provided, however, Purchaser agrees that it shall expend no less than $1,000,000 (including Seller's Portion of Post-Closing Improvement Costs (hereinafter defined)) in Post-Closing Improvement Costs. Sellers shall be responsible for the first $750,000 of the Post-Closing Improvements Costs ("Seller's Portion of Post-Closing Improvement Costs") and Purchaser shall be responsible for all Post-Closing Improvement Costs in excess of $750,000. At Closing, Sellers shall have deposited $750,000 to an interest-bearing escrow account (which interest will accrue to the benefit of Purchaser) as established by the Parties and such Post-Closing Improvement Costs promptly shall be paid from such funds as presented by Purchaser from time to time. Purchaser shall have the right to prior review and consent to any and all applications, reports and/or filings made by or on behalf of Sellers with or to any governmental authority which exercises jurisdiction over the Facility or its operations, which consent shall not be unreasonably withheld. Sellers shall have the right to prior review and consent to any and all applications, reports and/or filings made by or on behalf of Purchaser with or to any governmental authority which exercises jurisdiction over the Facility or its operations, which consent shall not be unreasonably withheld. Within a reasonable period following Sellers' request, Purchaser shall make available to Sellers' such information as to the status of the completion of the items on SCHEDULE 11.14.2 as Sellers' may reasonably request.

         (c) Until such time as the Facility is transferred to Purchaser pursuant to the terms hereof (the "Operation Period"), the Parties agree that each shall have the right to discharge into the Facility ordinary course industrial wastes of the type generated from the proper operation, including, but not limited to, the current operation, of the Real Property and that real property retained by the Sellers, and such other wastes as may be discharged pursuant to the environmental remediation efforts of the Parties, all as pursuant to the terms of the Services Agreement (the "Approved Wastes"). At the end of the Operation Period and except as provided in the Services Agreement, Sellers, and their successor shall have the right to discharge into the Facility subject to applicable law and subject to terms and conditions as may reasonably be agreed upon between the then-owner and/operator of the Facility and Sellers (or their successor), which shall include, but will not be limited to, terms permitting the allocation of operating costs and capital improvements.

         (d) Following the Closing Date, neither the Sellers, Chatham Sub, nor any of their affiliates or subsidiaries shall be liable to Purchaser for (i) the operation of the Facility from and after the Closing Date, including compliance with Environmental Laws (provided, however, Sellers shall not introduce into the Facility any wastes that are not Approved Wastes), (ii) Post-Closing Improvement Costs in excess of Sellers' Portion of Post-Closing Improvement Costs, (iii) except matters for which Purchaser, the Purchaser Indemnitees and their respective successors and assigns are entitled to indemnification under ARTICLE 14, the Environmental Condition of or any Environmental Liability relating to the Facility, or (iv) other than deposit of Sellers' Portion of Post-Closing Improvement Costs into escrow pursuant to
SECTION 11.14(b), the Post-Closing Improvements, including, without limitation, the selection of components of, or contractors, engineers or other professionals to undertake, the Post-Closing Improvements.

         (e) Unless Purchaser elects in its sole discretion to sooner purchase the Facility, Purchaser agrees that it shall purchase from the Sellers the Facility for One Dollar ($1.00) upon the later of: (i) one (1) year following the Closing Date or (ii) the earlier of (A) the date of completion (as reasonably determined by the Purchaser) of the Post-Closing Improvements or (B) two (2) years following the Closing Date. The Parties agree that completion of the Post-Closing Improvements shall not be based upon receipt of a "closure certificate" from the State of North Carolina. Upon transfer of the Facility to Purchaser pursuant to this Section, Chatham Sub and Sellers shall jointly make representations and warranties with regard to the Facility substantially similar to those set forth in SECTIONS 5.1, 5.2, 5.3, 5.9(a), and THE SECOND SENTENCE OF 5.10(a), which shall survive for a period of twelve (12) months following the consummation of such conveyance and shall be subject to the same indemnification procedures and limitations set forth in ARTICLE 14 hereof considered on an aggregate basis for purposes of the indemnification limitations.

         11.15 Environmental Fines. Each Seller shall upon demand, promptly (but not before due) pay all fines and assessments that either Seller is not disputing in good faith and by appropriate proceedings, and that are attributable to (a) either Seller's operation of Equipment which was not in compliance with applicable federal, state, and local laws or regulations relating to environmental protection or (b) either Seller's failure to possess all required Environmental Permits; such fine or assessment shall be payable to any agency enforcing compliance with such laws and regulations or to the Purchaser should the Purchaser be required to pay such fine or assessment. Purchaser shall, and Sellers shall not, be liable for any fines and assessments that are attributable to (a) Purchaser' operation of Equipment or the Facility which is not in compliance with applicable federal, state, and local laws or regulations relating to environmental protection following Closing or (b) after the expiration of a reasonable period following the application by

Purchaser (with the assistance of Sellers) following Closing for transference of the Environmental Permits, Purchaser's failure to possess all required Environmental Permits.

         11.16    Removal of Excluded Assets. Each Seller shall within thirty
(30) days after Closing physically remove from the Real Property and the Leased Real Property all of the Excluded Assets identified on SCHEDULE 11.16.

         11.17 Reimbursement of Accrued Wages. Promptly following Closing and after presentment of such documentation as may reasonably be required by Purchaser, Purchaser shall reimburse Sellers for (i) medical costs assumed pursuant to SECTION 2.1(b) not to exceed the Medical Tail Cap, and (ii) accrued wages paid by Sellers with regard to Hired Employees.

         11.18    Demolition of Warehouses; Early Termination Payment.

         (a) Purchaser agrees to expend up to three hundred thousand dollars ($300,000) toward the demolition of the warehouse buildings on the northeasterly corner of the Real Property in Surry County, North Carolina commonly referred to as "Homers Warehouse," removal of related debris and grading and seeding of the affected Real Property (the "Demolition Project"), in the event Sellers, within three (3) years of the date of Closing, (i) establish the building located on the approximately 34 acre tract of real property retained by the Sellers located to the north of the Demolition Project commonly referred to as the "Fiber Wovens Building" as the corporate divisional headquarters of CMI (complete with offices), (ii) relocate its flatwoven manufacturing operations into the Fiber Wovens Building, (iii) terminate the Fabric Supply Agreement, the Office Lease Agreement and the Services Agreement (other than with regard to utilities) and release Purchaser from all further obligation under this SECTION 11.18(a), and (iv) provide reasonable assurances to Purchaser that Sellers will have sufficient funds available to pay for reasonably estimated costs and expense in excess of $300,000 for completion of the Demolition Project.

         (b) In the event prior to the third anniversary of the Closing Date (i) the conditions to Purchaser's obligation to contribute toward completion of the Demolition Project as set forth in SECTION 11.18(a) have not been met and (ii) Sellers have terminated the Fabric Supply Agreement, the Office Lease Agreement and the Services Agreement (other than with regard to utilities) and released Purchaser from all further obligation under SECTION 11.18(a), Purchaser shall, upon Sellers' delivery to Purchaser of a release related thereto (in form and substance reasonably satisfactory to Sellers and Purchaser), pay to Sellers an early termination fee one hundred thousand dollars ($100,000).

                                   ARTICLE 12
                      CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS

         12.1 Confidentiality. Consummation of the transactions contemplated by this Agreement has involved, and will continue to involve, the written or oral disclosure and communication to a Party of information or documentation owned by the other Party, which information may include, but is not necessarily limited to, financial data, business plans, personnel information, drawings, samples, devices, trade secrets, technical information, computer systems and software, results of research and other data in either oral or written form (collectively and individually referred to as the "Information"); provided, however, that the Information shall not include information or documentation that (i) was or became generally available to the public other than as a result of a disclosure by the Party sought to be bound by this SECTION 12.1, or (ii) was or became available to the Party sought to be bound by this
SECTION 12.1 on a non-confidential basis from a source other than the other Party. The Parties agree that the following terms and conditions will apply:

                  (a) The Information is disclosed solely for use in completing corporate investigation procedures incidental to this Agreement, and the receiving Party agrees not to use the Information prior to the Closing Date for any other purpose, not to disclose or communicate the Information to any third party, except to those employees, agents, attorneys, accountants, lenders, or consultants who shall have a need to know the Information for the purpose described above and for whom the receiving Party shall be responsible.

                  (b) Except to the extent contemplated by this Agreement, the Information and all rights to the Information which have been or will be provided shall remain the exclusive world-wide property of the Party providing such information prior to the Closing Date and shall be held in trust by the receiving Party for the benefit of the Party providing such information. Neither Party will, directly or indirectly, deal with, use, exploit, or disclose such Information to any person or entity for any purpose prior to the Closing Date, except as described herein or unless and until expressly authorized in writing to do so by the other. If the transactions contemplated hereby are not consummated, each Party will return or destroy as much of such written Information as the Party furnishing such Information shall reasonably request.

                  (c) As to Purchaser, the restrictions of this SECTION 12.1, as they apply to Information pertaining to the Furniture Business, shall terminate on the Closing Date, and thereafter, the Information may be used by Purchaser free of any restriction imposed by this Agreement.

         12.2 Public Announcements. Until the time of Closing, Sellers and Purchaser will consult with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other Party reasonably objects thereto, unless the same may be required by applicable law.

                                   ARTICLE 13
                                   TERMINATION

         13.1     Termination.  This Agreement may be terminated:

                  (a)      by the mutual consent of Purchaser and Sellers;

                  (b)      by Purchaser: (i) if any material condition in
ARTICLE 8 becomes impossible of performance or has not been satisfied in full or previously waived by Purchaser in writing at or prior to the later of the Closing Date or May 8, 2000, or (ii) as provided in SECTIONS 4.3(b), 4.5, 4.6, or 8.9 hereof;

                  (c) by Sellers (i) if any material condition in ARTICLE 9 becomes impossible of performance or has not been satisfied in full or previously waived by any Seller in writing at or prior to the later of the Closing Date or May 8, 2000; or (ii) as provided in SECTION 8.9 hereof; or

                  (d) by either Party (other than a Party that is in material breach of its obligations under this Agreement) if the Closing shall not have occurred on or before May 8, 2000.

         13.2 Effect of Termination. In the event of the termination of this Agreement by either Sellers or Purchaser pursuant to SECTION 13.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Sellers or Purchaser or their respective officers or directors except with respect to SECTION 12.1 and ARTICLE 15.

                                   ARTICLE 14
                                 INDEMNIFICATION

         For the purposes of this ARTICLE 14, "Losses" shall mean of the and all payments, obligations, actions or causes of action, assessments, losses, damages, liabilities, penalties, fines, forfeitures, costs, diminution of value (other than diminution of value of the Real Property), and expenses, including, without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

         14.1 Agreement of Sellers to Indemnify. Subject to the terms and conditions of this ARTICLE 14, each Seller agrees, jointly and severally, to indemnify, defend, and hold harmless Purchaser and its officers, directors, shareholders, employees and agents (collectively, the "Purchaser Indemnitees") from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchaser Indemnitees by reason of, resulting from, based upon, in respect of, or arising out of:

                  (a) the breach of any representation or warranty of either Seller contained in or made pursuant to this Agreement or any other Acquisition Document (other than the License Agreement, the Fabric Supply Agreement, the Services Agreement, the Lease Agreement and the Office Lease Agreement) or in any certificate, Schedule, or Exhibit furnished by either Seller in connection herewith or therewith (without giving effect to any update to the Schedules delivered by Sellers to Purchaser prior to the Closing with respect to matters described in SECTION 7.6(a));

                  (b) the breach of any covenant or agreement of either Seller contained in or made pursuant to this Agreement or any other Acquisition Document (other than the License Agreement, the Fabric Supply Agreement, the Services Agreement, the Lease Agreement and the Office Lease Agreement);

                  (c)      (i)      The migration (other than as contemplated
for treatment in the Facility by the Services Agreement and under SECTION 11.14) after Closing of Hazardous Materials from the real property retained by the Sellers (other than the Facility) onto or under the Real Property or the Facility (other than (x) Hazardous Materials which were present on or under the Real Property or the Facility on the Closing Date and referred to in SCHEDULE
5.14.1 or (y) which are referred to in SCHEDULE 5.14.1 as being present on the real property retained by the Sellers (other than the Facility), provided following Closing Sellers comply with the specific requirements to Sellers from governmental authorities charged with the enforcement of applicable Environmental Laws with regard to the remediation of such Hazardous Materials to in SCHEDULE 5.14.1 as being present on the real property retained by Sellers (other than the Facility) from the real property retained by the Sellers (other than the Facility)). Notwithstanding the foregoing, Sellers shall have no indemnification obligation under this SECTION 14.1(c)(i) for such migration with respect to that portion of the real property retained by Sellers at Closing which is subsequently transferred to an unaffiliated third party with respect to the actions or inactions of such third party or other occurrences following such transfer (provided, such occurrences shall not impair Purchaser's rights, if any, under common or statutory law against Sellers);

                           (ii)     any claim related to any waste and debris,
hazardous or otherwise, which have been removed from the Real Property, Leased Real Property or the Facility and disposed off the Real Property, Leased Real Property or the Facility by Sellers, its affiliates and/or their predecessors prior to the Closing Date;

                           (iii)    Third Party Claims (hereinafter defined)
relating to the Environmental Condition of the real property retained by the Sellers (other than the Facility); provided, however, Sellers shall have no indemnification obligation under this SECTION 14.1(c)(iii) for such Third Party Claims with respect to that portion of the real property retained by Sellers at Closing which is subsequently transferred to an unaffiliated third party with respect to the actions or inactions of such third party or other occurrences following such transfer (provided, such occurrences shall not impair Purchaser's rights, if any, under common or statutory law against Sellers);

                           (iv)     Other than liability which arises as a
result of violations of Environmental Laws by Purchaser or its successors and assigns following Closing or from the migration of Hazardous Materials referred to in SCHEDULE 5.14.1 from the Facility, Third Party Claims asserting an obligation or liability on the part of the Purchaser to participate in any Remedial Action on the property described on SCHEDULE 14.1 under a successor liability theory resulting from Purchaser's acquisition of certain businesses and assets from Sellers and/or Sellers' acquisition of certain businesses and assets from their respective predecessors-in-interest (which predecessors owned or operated the property described on SCHEDULE 14.1).

                  (d)      Employee Tort Claims; and

                  (e) any Excluded Liability (other than an Environmental Liability).

         14.2 Agreement of Purchaser to Indemnify Sellers. Subject to the terms and conditions of this ARTICLE 14, Purchaser agrees to indemnify, defend, and hold harmless each Seller and its officers, directors, shareholders, members, employees and agents (collectively, the "Seller Indemnitees") from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Seller Indemnitees by reason of, resulting from, based upon, or arising out of:

                  (a) the breach of any representation or warranty of Purchaser contained in or made pursuant to this Agreement (other than the License Agreement, the Fabric Supply Agreement, the Services Agreement, the Lease Agreement and the Office Lease Agreement) or in any certificate, Schedule, or Exhibit furnished by Purchaser in connection herewith or therewith;

                  (b) the breach of any covenant or agreement of Purchaser contained in or made pursuant to this Agreement (other than the License Agreement, the Fabric Supply Agreement, the Services Agreement, the Lease Agreement and the Office Lease Agreement);

                  (c) any (i) Assumed Liability and (ii) liability arising out of the operation of the Furniture Business by Purchaser after the Closing Date, except for any liability against which Purchaser is entitled to indemnification pursuant to SECTION 14.1; and

                  (d) the operation of the Facility by a Third Party Operator or Purchaser during the Operation Period (other than Losses arising from the Environmental Condition of the Facility which exists on the Closing
Date).

         14.3 Procedures for Indemnification. As used herein, the term "Indemnitor" means the Party against whom indemnification hereunder is sought, and the term "Indemnitee" means the Party seeking indemnification hereunder.

                  (a) A claim for indemnification hereunder ("Indemnification Claim") shall be made by the Indemnitee by delivery of a written declaration to the Indemnitor requesting indemnification and specifying and providing reasonable detail with respect to the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as the Indemnitee shall have concerning such Third Party Claim.

                  (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in SECTION 14.4 hereof shall be observed by the Indemnitee and the Indemnitor.

                  (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) business days to object to such Indemnification Claim by delivery of a written notice of such objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim shall be paid in accordance with SECTION 14.3(d) hereof. If an objection is timely interposed by the Indemnitor, then the Indemnitee and the Indemnitor shall negotiate in good faith for a period of thirty (30) business days from the date (such period is hereinafter referred to as the "Negotiation Period") the Indemnitee receives such objection prior to commencing any arbitration under SECTION 15.1.

                  (d)      Upon determination of the amount of an
Indemnification Claim (including any Third Party Claim) that is binding on both the Indemnitor and the Indemnitee, the Indemnitor shall pay the amount of such Indemnification Claim by check within ten (10) business days of the date such amount is determined.

         14.4 Third Party Claims. The obligations and liabilities of the Parties hereunder with shall be subject to the following terms and conditions:

                  (a) The Indemnitee shall give the Indemnitor written notice of the commencement of any claim, charge, arbitration, grievance, action, suit, proceeding, or investigation against it by an unaffiliated third party (each a "Third Party Claim") promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor may undertake and have control of the defense, compromise and settlement thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify promptly the Indemnitor of such claim shall not relieve the Indemnitor for any liability that it may have with respect to such claim except to the extent the Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitor shall be an acknowledgment of the obligation of the Indemnitor to indemnify the Indemnitee with respect to such claim hereunder, unless the Indemnitor gives written notice to the Indemnitee within thirty (30) days after receipt of the Indemnitee's notice that it disputes its liability to Indemnitee with respect to such Third Party Claim, notwithstanding its assumption of the defense thereof. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense; provided, however, in the event of a conflict of interest between Indemnitor and Indemnitee, unless the Indemnitor shall have retained independent legal counsel acceptable to Indemnitee to represent the Indemnitee, the Indemnitor shall pay Indemnitee's reasonable attorneys' fees for separate legal counsel.

         (b) If the Indemnitor fails or refuses to undertake the defense of a Third Party Claim within thirty (30) days after written notice has been given to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to control the defense, compromise and settlement of the Third Party Claim with counsel of its own choosing, and the costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification claim of the Indemnitee hereunder. If the Indemnitee shall elect to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

         (c) No settlement of a Third Party Claim as to which notice has been given to Indemnitor by Indemnitee pursuant to SECTION 14.4(a) shall be made without the prior written consent by or on behalf of the Indemnitor, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $10,000 or less where the

Indemnitor has not responded with thirty (30) business days of notice of a proposed settlement. If the Indemnitor assumes the defense of a Third Party Claim, no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent (which will not be unreasonably withheld or delayed) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person, (ii) the sole relief provided is monetary damages and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim.

         (d) In connection with the defense, compromise or settlement of any Third Party Claim, the Parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any Party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each Party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other Party and will furnish to such other Party copies of all such documents as may reasonably be requested (certified, if requested); provided that all requests for information and exercise of rights of access hereunder shall be conducted through a representative designated by the Party upon whom such request is made and in a manner that will not impact adversely and unreasonably the normal conduct of such Party's business; provided, further, that the provisions of this SECTION 14.4(d) shall not require any Party to breach, violate or waive any privilege that would otherwise be available to such Party (including, without limitation, the attorney-client privilege).

         14.5 Time Limitations. The indemnification rights of the Parties hereto for Losses resulting from each of the occurrences or conditions specified below shall be subject to the condition that the Indemnitor shall have received an Indemnification Claim for the Losses for which indemnification is sought within the corresponding time period set forth below:

                  (i) Indemnification Claims resulting from a breach of representations and warranties or for breaches of covenants that are related to tax matters shall be brought prior to the fifth (5th) business day after the expiration of the applicable statute of limitations therefor;

                  (ii) Indemnification Claims arising under SECTION 14.1(e) (except for Product Liability Claims, Employee Tort Claims and Material Warranty and Bad Debt Claims) shall be brought prior to the third (3rd) anniversary of the Closing Date;

                  (iii) Indemnification Claims resulting from Product Liability Claims, Employee Tort Claims, Material Warranty and Bad Debt Claims and breaches of the representations and warranties set forth in SECTION 5.21 hereof, shall be brought prior to the fifth (5th) anniversary of the Closing Date;

                  (iv) Indemnification Claims resulting from a breach of the covenants set forth in SECTION 11.14 hereof, shall be brought prior to the twelve (12) month following conveyance of the Facility to Purchaser;

                  (v)      Indemnification Claims under SECTION 14.1(c)(ii) and
SECTION 14.1(a) arising out of a breach of the representations and warranties set forth in SECTIONS 5.14(a), 5.14(b) and 5.14(c) or under SECTION 14.1(b) arising out of a breach of SECTION 11.15, shall be brought prior to the third
(3rd) anniversary of the Closing Date

                  (vi) Indemnification Claims under SECTION 14.1(c)(i), 14.1(c)(iii) and 14.1(c)(iv), shall be brought prior to the twentieth (20th) anniversary of the Closing Date;

                  (vii) All other Indemnification Claims of the Parties hereunder not specifically identified in subsections (i) through (vi) above shall be brought prior to the twelve (12) month anniversary of the date of the breach.

         14.6 Limitations as to Amount. (a) Sellers shall be obligated to indemnify Purchaser under this ARTICLE 14 only when and only to the extent the aggregate of all Losses suffered or incurred by Purchaser:

         (x) exceeds Five Hundred Thousand Dollars ($500,000) (the "Environmental Threshold Amount") as to all Losses for which indemnification may be sought under SECTION 14.1(a) (with regard to SECTION 5.14(a), 5.14(b) and 5.14(c)), SECTION 14.1(b) (with regard to SECTION 11.15) and SECTION 14.1(c) (collectively, the "Environmental Losses"), and

         (y) exceeds One Hundred Thousand Dollars ($100,000) (the "General Threshold Amount") as to all other Losses for which indemnification may be sought hereunder ("General Losses").

         After the aggregate of all Environmental Losses suffered or incurred by Purchaser exceeds the Environmental Threshold Amount, subject to the other limitations set forth herein, Sellers shall be obligated to indemnify Purchaser for all such Environmental Losses in excess of the Environmental Threshold Amount. After the aggregate of all General Losses suffered or incurred by Purchaser exceeds the General Threshold Amount, subject to the other limitations set forth herein, Sellers shall be obligated to indemnify Purchaser for all such General Losses in excess of the General Threshold Amount.

         (b) Except as provided in SECTION 14.6(c) below, in no event shall the aggregate liability of Sellers under this ARTICLE 14 (including for expenses under SECTION 14.4 or interest under SECTION 14.9 or otherwise with respect to the transactions contemplated hereby, whether based upon contract, statutory or regulatory law or otherwise) exceed One Million Dollars ($1,000,000) (the "Sellers' Maximum Amount").

         (c)(i) Notwithstanding the above, neither the General Threshold Amount nor the Sellers' Maximum Amount limitations shall apply to the indemnification rights of Purchaser under SECTION 14.1(e) hereof for Losses resulting from those Excluded Liabilities described in SECTIONS 2.2(f) and 2.2(p).

         (ii) Notwithstanding the above, the Sellers' Maximum Amount limitations shall not (but the Environmental Threshold Amount shall) apply to the indemnification rights of Purchaser under SECTION 14.1(a) (with regard to SECTIONS 5.14(a), 5.14(b) and 5.14(c)), SECTION 14.1(b) (with regard to SECTION 11.15) and SECTION 14.1(c).

         (iii) Notwithstanding the above, the Sellers' Maximum Amount limitations shall not (but the General Threshold Amount shall) apply to the indemnification rights of Purchaser under SECTION 14.1(e) hereof for Losses resulting from those Excluded Liabilities described in SECTIONS 2.2(a), 2.2(b), 2.2(d), 2.2(g) OR 2.2(n).

         14.7 Tax Effect and Insurance. The liability of the Indemnitor with respect to any Indemnification Claim shall be reduced by the tax benefit actually received and any insurance proceeds actually received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses or Indemnification payment. Following the payment of the Indemnification Claim (to the extent such payment has not already been adjusted under this SECTION 14.7), payment of any such tax benefits or detriment shall be made between Indemnitors and Indemnitees as the tax benefits are received or tax detriment is suffered. In determining such tax benefit or detriment, the Indemnitee shall make available to the Indemnitor calculations (in reasonable detail) setting forth the tax benefit or detriment and such calculations shall be based on information contained or to be contained in applicable tax returns; provided, however, the amount of such reduction shall be net of (i) any out-of-pocket expenses, (ii) increases in premiums or (iii) any deductible incurred in obtaining such reduction. This SECTION 14.7 shall be interpreted so that the payment by the Indemnitor of the Indemnification Claim, as adjusted hereunder, will, subject to the limitations set forth in this Article, make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in SECTION 15.1.

         14.8 Subrogation. Upon payment in full of any Indemnification Claim, the Indemnitor shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim.

         14.9 Interest. Any Indemnitor who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this ARTICLE 14 with respect to any Losses other than Third Party Claims shall also be liable, subject to the limitations on liability contained in this Article, to such Indemnitee for interest on the amount of such Losses (for the period commencing as of the later of the incidence of loss or the date on which such Indemnitor first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Indemnitor to such Indemnitee is fully satisfied by such Indemnitor) at the Prime Rate (established on the date of notice of such claim). For the purposes of this Agreement, "Prime Rate" shall be the per annum rate equal to the rate announced in The Wall Street Journal as the prime rate in effect at the close of business.

         14.10 Exclusions from Limitations. The limitations that are set forth in SECTIONS 14.5,

14.6 and 14.11 shall not apply in the case of fraud or intentional misrepresentations.

         14.11    Limitations with Respect to Environmental Conditions; Release.
(a) Purchaser acknowledges that (i) it has been provided copies of all of the reports and studies referred to in SCHEDULE 5.14.1, (ii) it has been provided the opportunity to make its own investigations and analyses of the Environmental Condition of the Real Property and the Facility, (iii) it has hired consultants to assist it in that evaluation and (iv) Purchaser has made investigations and analyses of such condition to its satisfaction. Purchaser also acknowledges that Purchaser and Sellers have engaged in negotiations after Purchaser made its environmental investigations, and that Sellers agreed to reduce the purchase price for the Acquired Assets in part in exchange for Purchaser's agreement that the Real Property and the Facility would be transferred pursuant to the terms hereof on an "AS IS--WHERE IS" "WITH ALL FAULTS" basis, and that Sellers have disclaimed all representations and warranties with respect to the same as set forth in SECTION 5.14(a).

         (b) The Parties agree that except where Purchaser, the Purchaser Indemnitees and their respective successors and assigns are entitled to indemnification under SECTION 14.1(a) (with regard to SECTION 5.14), SECTION 14.1(b) (with regard to SECTION 11.15) and SECTION 14.1(c), (x) Sellers shall have no indemnification obligations whatsoever under this ARTICLE 14 with respect to any and all Losses asserted against, relating to, imposed upon, or incurred by any Purchaser Indemnitee by reason of, resulting from, based upon, in respect of, or arising out of any Environmental Condition of the Real Property or the Facility, and (y) Sellers shall have no liability or obligation to Purchaser or its successors or assigns whatsoever with respect to any and all Losses asserted against, relating to, imposed upon, or incurred by any Purchaser Indemnitee by reason of, resulting from, based upon, in respect of, or arising out of any Environmental Condition of the Real Property and the Facility as such conditions exist on the Closing Date under any other theory, basis, claim, cause of action or contribution whatsoever, whether based in whole or in part on contract, statutory or regulatory law (including without limitation any contribution or other rights that the Purchaser may have under any of the Environmental Laws, including, without limitation, CERCLA), tort or otherwise; provided, however, except for claims which by the terms of SECTION 14.1(c)(i) are not subject to the indemnification contained in SECTION 14.1(c)(i), the foregoing shall not restrict Purchaser, the Purchaser Indemnitees and their respective successors and assigns to enforce their respective rights, if any, under Environmental Laws against Sellers, the Seller Indemnitees and their respective subsidiaries, directors, officers, agents, employees, successors, assigns and beneficiaries for Environmental Conditions arising from acts, events or facts occurring after the Closing.

         (c) Effective as of the Closing and to the maximum extent permitted by law, and except where Purchaser, the Purchaser Indemnitees and their respective successors and assigns are entitled to indemnification under
SECTION 14.1(a) (with regard to SECTION 5.14), SECTION 14.1(b) (with regard to
SECTION 11.15) and SECTION 14.1(c): Purchaser, on behalf of itself, the Purchaser Indemnitees and their respective subsidiaries, directors, officers, agents, employees, successors, assigns and beneficiaries, does hereby completely release and forever discharge Sellers, the Seller Indemnitees and their respective subsidiaries, directors, officers, agents, employees, successors, assigns and beneficiaries, from any and all claims, demands, actions and causes of action of every kind, nature, and character whatsoever, known or unknown, choate, inchoate or otherwise, based upon breach of contract, tort or otherwise, now existing or hereafter arising, that Purchaser, the Purchaser Indemnitees or their respective successors and assigns may now have or has ever had, or that may in the future arise, as a result of any acts, events or facts occurring prior to the Closing (including, without limitation, all investigation and remedial work undertaken by Sellers and their predecessors prior to Closing with respect to any Environmental Condition of the Real Property and the Facility) which causes or results in, directly or indirectly, any Environmental Condition of the Real Property or the Facility.

         (d) Purchaser, on behalf of itself, the Purchaser Indemnitees and their respective subsidiaries, directors, officers, agents, employees, successors, assigns and beneficiaries, acknowledges that it may hereafter discover claims or facts in addition to, or different from, those that it now knows, or believes to exist with regard to Environmental Conditions of the Real Property and the Facility, and that, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, Purchaser, on behalf of itself, the Purchaser Indemnitees and their respective subsidiaries, directors, officers, agents, employees, successors, assigns and beneficiaries, hereby waives and relinquishes any and all rights or benefits that any of them may now have, or in the future may have, under the terms of all statutes, rights, remedies, and benefits of all jurisdictions that provide that a general release does not extend to claims that the creditor does not know or suspect to exist at the time of executing the release; provided, however the foregoing shall not impair the ability of Purchaser to seek indemnification to which it is otherwise entitled under this
ARTICLE 14.

         (e) Notwithstanding this release under this Section, in no event does this release imply, require or impose a duty on Purchaser to indemnify, hold harmless or defend Sellers with regard to any Environmental Condition of the Acquired Assets. Notwithstanding anything herein to the contrary, this release is not intended to waive, relinquish, release or discharge any rights (statutory or otherwise) that Purchaser, the Purchaser Indemnitees and their respective successors and assigns (i) are entitled to under ARTICLE 14 or (ii) may have against Sellers, the Seller Indemnitees and their respective subsidiaries, directors, officers, agents, employees, successors, assigns and beneficiaries for Environmental Conditions arising from acts, events or facts occurring after the Closing except for claims which by the terms of SECTION 14.1(c)(i) are not subject to the indemnification contained in SECTION 14.1(c)(i).

         (f) For purposes of this SECTION 14.11, the term "Environmental Laws" shall include any changes or amendments to or modifications of Environmental Laws enacted or coming into effect on, before or after the Closing Date.

         14.12 Remedies Exclusive. Except as specifically provided in SECTIONS 11.6 and 14.10, the remedies provided for in this SECTION 14 shall be the exclusive remedies of the Parties hereto after the Closing in connection with any (i) breach of a representation or warranty, (ii) non-performance, partial or total, of any covenant or agreement contained herein or (iii) any other matter relating to the transactions contemplated hereby.

                                   ARTICLE 15
                               GENERAL PROVISIONS

         15.1     Arbitration.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the Parties of its or their terms shall be settled by binding arbitration held in Atlanta, Georgia in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this SECTION 15.1. The interpretation and enforceability of this SECTION 15.1 shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. ss. 1-16.

                  (b) If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $100,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator.

                  (c) The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s). The arbitrator(s) shall give the Parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any Party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

                  (d) The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys' fees and expenses in such manner as is determined to be appropriate by the arbitrator(s); provided that the arbitrator(s) shall be bound by and shall limit their awards based upon, the limitations contained in this Agreement. A Party may, however, seek an emergency temporary restraining order, if appropriate under governing law, in any court having jurisdiction over the subject matter and the Parties. Following the ruling on the request for temporary restraining order, the matter shall proceed in arbitration as set forth herein.

                  (e) Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction.

                  (f) All proceedings under this SECTION 15.1, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all Parties.

                  (g) The fact that the dispute resolution procedures specified in this SECTION 15.1 shall have been or may be invoked shall not excuse any Party from performing its obligations under this Agreement and during the pendency of any such procedure all Parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any Party.

                  (h) All applicable statutes of limitation shall be tolled as to the matter subject to the dispute resolution process while the procedures specified in this SECTION 15.1 are pending. The Parties will take such action, if any, required to effectuate such tolling.

         15.2 Investigation. Purchaser acknowledges that its officers, directors, employees and authorized representatives and agents have been given an opportunity to examine the agreements, instruments, documents and other information, including the Acquired Assets, relating to the Furniture Business that they have requested to examine. Any inspection, preparation, or compilation of information or Schedules, or audit of the inventories, properties, financial condition, or other matters relating to Sellers or the Furniture Business conducted by or on behalf of Purchaser pursuant to this Agreement shall in no way limit, affect, or impair the ability of Purchaser to rely upon the representations, warranties, covenants, and agreements of Sellers set forth herein; provided that to the extent that Sellers prove by competent evidence that Purchaser's executive officer, Dan Hendrix or Brian DeMoura, or their attorney, investment banker or accountants had actual knowledge before the Effective Time of facts contrary to the statements made in any representation or warranty of Sellers set forth herein which, in each case, could reasonably be expected to lead to a Loss in excess of Two Hundred Fifty Thousand Dollars ($250,000), and Purchaser completes the Closing without requiring correction or amendment of such contrary statements, Purchaser shall be estopped from asserting reliance on such contrary representation or warranty in connection with any post-Closing claim for indemnification pursuant to ARTICLE 14 hereof. The covenants and representations and warranties of Sellers and Purchaser shall survive the Closing and the execution and delivery of all instruments of conveyance for the periods set forth in SECTION 14.5; provided, however, the covenant not to compete of Sellers shall survive the Closing and the execution and delivery of all instruments of conveyance for the periods set forth in
SECTION 11.6.

         15.3 Fees and Expenses. Except as specifically provided in this Agreement, each Seller and Purchaser each shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement. Purchaser shall pay for any and all owner's title insurance policies, surveys and fees related to the title insurance company's participation in the Closing in connection with the Acquired Assets.

         15.4 Notices. All notices, requests, demands, and other communications hereunder shall be in writing (which shall include communications by telex and telecopy) and shall be delivered (a) in person or by courier or overnight service, (b) mailed by first class registered or certified mail, postage prepaid, return receipt requested, or (c) by facsimile transmission, as follows:

                  (a)      If to either Seller:

                           CMI Industries, Inc.
                           1301 Gervais Street, Suite 700
                           Columbia, South Carolina 29201
                           Attention: Mr. Joseph L. Gorga
                           Telephone: (336) 378-2620
                           Facsimile: (803) 748-1738

                  with a copy (which shall not constitute notice) to:

                           Sutherland Asbill & Brennan LLP
                           999 Peachtree Street NE
                           Atlanta, Georgia 30309
                           Attention: Edward W. Kallal, Jr., Esq.
                           Telephone: (404) 853-8104
                           Facsimile: (404) 855-8806

                  (b)      If to Purchaser:

                           INTERFACE FABRICS GROUP, INC.
                           2859 Paces Ferry Road
                           Suite 2999
                           Atlanta, Georgia 30339
                           Attention: General Counsel
                           Telephone: (770) 437-6800
                           Facsimile: (770) 319-6270

                  with a copy (which shall not constitute notice) to:

                           Kilpatrick Stockton LLP
                           Suite 2800
                           1100 Peachtree Street
                           Atlanta, Georgia 30309
                           Attention: G. Kimbrough Taylor, Jr., Esq.
                           Telephone: (404) 815-6490
                           Facsimile: (404) 815-6555

or to such other address as the Parties hereto may designate in writing to the other in accordance with this SECTION 15.4. Any Party may change the address to which notices are to be sent by giving written notice of such change of address to the other Parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

         15.5 Assignment; Binding Effect. Except as provided in this SECTION 15.5, prior to the Closing, this Agreement shall not be assignable by any of the Parties hereto without the written consent of the others; provided, however, that at the Closing, Purchaser or Sellers may assign all of their respective rights to be indemnified as provided in ARTICLE 14 to any lender or lenders providing financing to the assigning Party subject to all of the provisions hereof and all rights, remedies and defenses that the other Party could assert against the assigning Party and (b) after the Closing, Purchaser or Sellers may assign their respective interests in this Agreement to any person or entity (subject to all rights, remedies and defenses that each other Party could assert against the assigning Party) without the consent of the other Party. From and after any such assignment, the word "Purchaser" or "Sellers" shall include such assignee. Upon assignment of any interests hereunder as permitted above, the assigning Party shall remain liable for all obligations hereunder of such Party or its assignee.

         15.6 No Benefit to Others. The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties hereto and, in the case of ARTICLE 14 hereof, the Purchaser Indemnitees and the Seller Indemnitees and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

         15.7 Headings, Gender, and "Person". All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, limited liability company, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

         15.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each Party and delivered to the other Parties hereto.

         15.9 Integration of Agreement. This Agreement supersedes all prior agreements, oral and written, between the Parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the Party against which the enforcement of such change, waiver, discharge, or termination is sought.

         15.10    Time of Essence.  Time is of the essence in this Agreement.


         15.11 Governing Law. This Agreement shall be construed under the laws of the State of North Carolina without regard to conflict of laws principles.

         15.12 Jurisdiction; Service of Process. Subject to SECTION 15.1, any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties in the courts of the State of North Carolina, County of Mecklenburg, or in the United States District Court for the Eastern District of North Carolina if it has or can acquire jurisdiction, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the proceeding sentence may be served on any Party anywhere in the world.

         15.13 Partial Invalidity. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         15.14 Remedies Cumulative; Specific Performance. The rights and remedies of the Parties hereto shall be cumulative (and not alternative). The Parties to this Agreement agree that, in the event of any breach or threatened breach by any Party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other Party to this Agreement, such other Party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.



                    (Signatures appear on the following page)

         IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.


                                   PURCHASER:

                                            INTERFACE FABRICS GROUP, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                   SELLERS:

                                            CMI INDUSTRIES, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            CHATHAM FABRICS, LLC

                                                 By:  CMI INDUSTRIES, INC., its
                                                       Managing Member

                                                     By:
                                                        ------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------